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                          AGREEMENT AND PLAN OF MERGER

                                      among

                             DYCOM INDUSTRIES, INC.,

                        DYCOM ACQUISITION CORPORATION I,

                         INSTALLATION TECHNICIANS, INC.

                                       and

                             THE STOCKHOLDERS LISTED
                             ON THE SIGNATURE PAGES
                                     HERETO


                          Dated as of February 23, 1998


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                                TABLE OF CONTENTS
                                                                          Page

                                    ARTICLE I

                                   DEFINITIONS
1.01.  Certain Definitions....................................................1

                          ARTICLE II

                          THE MERGER
2.01.  The Merger.............................................................9
2.02.  Effective Time; Closing................................................9
2.03.  Effect of the Merger...................................................9
2.04.  Certificate of Incorporation; By-Laws..................................9
2.05.  Directors and Officers................................................10

                          ARTICLE III

      CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

3.01.  Conversion of Securities..............................................10
3.02.  Exchange of Certificates .............................................10
3.03.  Stock Transfer Books..................................................11

                          ARTICLE IV

         REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                     AND THE STOCKHOLDERS

4.01.  Organization and Qualification; Absence of Subsidiaries...............11
4.02.  Certificate of Incorporation and By-Laws..............................12
4.03.  Capitalization........................................................12
4.04.  Authority Relative to This Agreement..................................12
4.05.  No Conflict; Required Filings and Consents............................13
4.06.  Permits; Compliance...................................................13
4.07.  Financial Statements..................................................14
4.08.  Conduct in the Ordinary Course; Absence of Certain Changes or Events..14
4.09.  Absence of Litigation.................................................16
4.10.  Employee Benefit Matters..............................................16
4.11.  Labor Matters.........................................................19
4.12.  Key Employees.........................................................20
4.13.  Intellectual Property.................................................20
4.14.  Taxes.................................................................21
4.15.  Environmental Matters.................................................22


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                                       ii

                                                                           Page


4.16.  Material Contracts...................................................23
4.17.  Real Property........................................................23
4.18.  Personal Property....................................................25
4.19.  Assets...............................................................26
4.20.  Insurance............................................................26
4.21.  No Undisclosed Liabilities...........................................27
4.22.  Private Placement....................................................27
4.23.  Customers............................................................27
4.24.  Guaranties...........................................................27
4.25.  Brokers..............................................................27

                           ARTICLE V

    REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

5.01.  Organization and Qualification; Subsidiaries.........................28
5.02.  Certificate of Incorporation and By-Laws.............................28
5.03.  Capitalization.......................................................28
5.04.  Authority Relative to This Agreement.................................29
5.05.  No Conflict; Required Filings and Consents...........................29
5.06.  SEC Filings; Financial Statements....................................30
5.07.  Brokers..............................................................30
5.08.  Taxes................................................................30
5.09.  Absence of Litigation................................................31
5.10.  No Material Adverse Effect...........................................31
5.11.  Continuity...........................................................31

                          ARTICLE VI

            CONDUCT OF BUSINESS PENDING THE MERGER

6.01.  Conduct of Business by the Company Pending the Merger................31

                          ARTICLE VII

                     ADDITIONAL AGREEMENTS

7.01.  Access to Information; Confidentiality...............................33
7.02.  No Solicitation of Competing Transactions............................34
7.03.  Notification of Certain Matters......................................34
7.04.  Pooling..............................................................35
7.05.  Further Action; Consents; Filings....................................35


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                                       iii

                                                                          Page


7.06.  Plan of Reorganization................................................36
7.07.  Public Announcements..................................................36
7.08.  Resale Restrictions...................................................36
7.09.  Merger Information....................................................37
7.10.  Stockholder Vote......................................................37
7.11.  Fiscal Year 1997 Financial Statement..................................37
7.12.  SEC Filings...........................................................38
7.13.  Guaranties............................................................38
7.14.  Company Disclosure Schedule...........................................38
7.15.  Stock Transfer Taxes..................................................38

                         ARTICLE VIII

                       EMPLOYEE MATTERS
8.01.  Employee Matters......................................................38


                          ARTICLE IX

                   CONDITIONS TO THE MERGER

9.01.  Conditions to the Obligations of Each Party...........................39
9.02.  Conditions to the Obligations of Parent and Merger Sub................40
9.03.  Conditions to the Obligations of the Company..........................40

                           ARTICLE X

                        INDEMNIFICATION

10.01.  Survival of Representations and Warranties...........................41
10.02.  Indemnification by the Stockholders..................................41
10.03.  Limits on Indemnification............................................43

                          ARTICLE XI

              TERMINATION, AMENDMENTS AND WAIVER

11.01.  Termination..........................................................43
11.02.  Effect of Termination................................................44
11.03.  Amendments and Waivers...............................................44


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                                       iv

                                   ARTICLE XII

                               GENERAL PROVISIONS

12.01.  Expenses.............................................................45
12.02.  Notices..............................................................45
12.03.  Severability.........................................................46
12.04.  Assignment; Binding Effect; Benefit..................................46
12.05.  Incorporation of Exhibits............................................46
12.06.  Attorneys' Fees......................................................47
12.07.  Governing Law........................................................47
12.08.  Jurisdiction and Service of Process..................................47
12.09.  Headings.............................................................47
12.10.  Counterparts.........................................................47
12.11.  Entire Agreement.....................................................47
12.12.  Waiver of Jury Trial.................................................48


                                    SCHEDULES

Company Disclosure Schedule
Parent Disclosure Schedule


                                    EXHIBITS

Exhibit 9.01(d)           Form of Employment Agreement with Gerald W. Hartman
Exhibit 9.03(c)           Form of Registration Rights Agreement


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                  AGREEMENT AND PLAN OF MERGER dated as of February 23, 1998
(this "Agreement") among DYCOM INDUSTRIES, INC., a Florida corporation ("Parent"), DYCOM ACQUISITION CORPORATION I, a Missouri corporation and a wholly owned subsidiary of Parent ("Merger Sub"), INSTALLATION TECHNICIANS, INC., a Missouri corporation (the "Company"), and the stockholders of the Company listed on the signature pages hereto (collectively, the "Stockholders").

                  WHEREAS, Merger Sub, upon the terms and subject to the conditions of this Agreement and in accordance with the GBCL, will merge with and into the Company (the "Merger");

                  WHEREAS, the Board of Directors of the Company (i) has determined that the Merger is in the best interests of the Company and the Stockholders and approved and adopted this Agreement and the Merger and (ii) has recommended approval and adoption of this Agreement and approval of the Merger by the Stockholders;

                  WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a tax free reorganization under the provisions of
Section 368(a) of the Code; and

                  WHEREAS, for accounting purposes, it is intended that the Merger shall be accounted for as a "pooling of interests";

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.01. Certain Definitions. For purposes of this Agreement, the term:

                  "Action" means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

                  "Affiliate" of any specified Person means any other Person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, such specified Person.

                  "Agreement" has the meaning set forth in the preamble to this Agreement.


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                                        2

                  "Assets" has the meaning set forth in Section 4.19(a).

                  "Beneficial Owner" with respect to any Shares means a Person who shall be deemed to be the beneficial owner of such Shares (a) that such Person or any of its Affiliates or associates (as such term is defined in Rule 12b-2 promulgated under the Exchange Act) beneficially owns, directly or indirectly, (b) that such Person or any of its Affiliates or associates has, directly or indirectly, (i) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants or options or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding or (c) that are beneficially owned, directly or indirectly, by any other Persons with whom such Person or any of its Affiliates or associates or Person with whom such Person or any of its Affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any Shares.

                  "Business Day" means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date on which any payment is due, any day on which banks are not required or authorized to close in the City of New York.

                  "Certificate of Merger" has the meaning set forth in Section 2.02.

                  "Certificates" has the meaning set forth in Section 3.02(a).

                  "Code" means the United States Internal Revenue Code of 1986, as amended.

                  "Company" has the meaning set forth in the preamble to this Agreement.

                  "Company Audited Financial Statements" has the meaning set forth in Section 4.07(a).

                  "Company Benefit Plans" means each employee benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan", as defined in Section 3(3) of ERISA) maintained or contributed to by the Company or with respect to which the Company could incur liability under
Section 4069, 4212(c) or 4204 of ERISA.

                  "Company Common Stock" means, collectively, the Voting Common Stock and the Nonvoting Common Stock.


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                                        3

                  "Company Disclosure Schedule" means the disclosure schedule delivered by the Company pursuant to Section 7.14.

                  "Company Financial Statements" has the meaning set forth in
Section 4.07(a).

                  "Company Intellectual Property" has the meaning set forth in
Section 4.13(a).

                  "Company Interim Financial Statements" has the meaning set forth in Section 4.07(b).

                  "Company Material Adverse Effect" means any circumstance, change in, or effect on the business of the Company that, individually or in the aggregate with any other circumstances, changes in, or effects on the business of the Company (a) is, or could be, materially adverse to the business, operations, assets or liabilities, employee relationships, customer or supplier relationships, results of operations or financial condition of the Company or
(b) could adversely affect the ability of the Company to operate or conduct its business in the manner in which it is currently operated or conducted.

                  "Company Permits" means all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority necessary for the Company to own, lease and operate its properties or to carry on its business as it is currently being conducted.

                  "Company's Accountants" means Baird, Kurtz and Dobson, independent accountants for the Company.

                  "Competing Transaction" means any of the following involving the Company (other than the Merger): (a) a merger, consolidation, share exchange, business combination or other similar transaction; (b) a sale, lease, exchange, transfer or other disposition of any significant assets of the Company, other than in the ordinary course of business or sales of obsolete materials; or (c) an acquisition of any Company Common Stock.

                  "Confidentiality Agreement" has the meaning set forth in
Section 7.01(b).

                  "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise.


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                                        4

                  "Effective Time" means the date and time of the filing of the Certificate of Merger with the Secretary of State of the State of Missouri (or such later time as may be agreed in writing by each of the parties hereto and specified in the Certificate of Merger).

                  "Encumbrance" means any security interest, pledge, mortgage, lien (including, without limitation, environmental and Tax liens), charge, encumbrance, adverse claim, preferential arrangement or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

                  "Environmental Claims" means any and all actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, notices of liability or potential liability, investigations, proceedings, consent orders or consent agreements relating in any way to any Environmental Law, Environmental Permit or Hazardous Materials.

                  "Environmental Laws" means any federal, state or local Law relating to (A) releases or threatened releases of Hazardous Substances or materials containing Hazardous Substances; (B) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances; or (C) otherwise relating to pollution of the environment.

                  "Environmental Permits" has the meaning set forth in Section 4.15.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Fiscal Year 1997 Audited Financial Statements" has the meaning set forth in Section 7.11.

                  "GBCL" means the General Business and Corporation Law of the State of Missouri.

                  "Governmental Authority" means any United States federal, state or local or foreign government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal or judicial or arbitral body.

                  "Guaranty" means a guaranty given by a Stockholder of an obligation incurred by the Company in the ordinary course of its business.


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                                        5

                  "Hazardous Substances" means (a) petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials and polychlorinated biphenyls and (b) any other chemicals, materials or substances regulated as toxic or hazardous or as a pollutant, contaminant or waste under any applicable Environmental Law.

                  "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                  "Indemnified Party" has the meaning set forth in Section 10.02(a).

                  "Indemnifying Party" has the meaning set forth in Section 10.02(a).

                  "Intellectual Property" means (a) trademarks, service marks, trade dress, logos, trade names and corporate names, including all common law rights, registrations and applications for registration thereof, and all rights therein provided by multinational treaties or conventions, (b) copyrights (registered or otherwise) and registrations and applications for registration thereof, and all rights therein provided by multinational treaties or conventions, (c) computer software, including, without limitation, source code, operating systems and specifications, data, data bases, files, documentation and other materials related thereto, data and documentation, (d) trade secrets and confidential, technical or business information (including manufacturing processes, and all ideas, formulas, compositions, inventions and conceptions of inventions, whether patentable or unpatentable and whether or not reduced to practice), (e) whether or not confidential, technology (including know-how and show-how), manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, (f) copies and tangible embodiments of all the foregoing, in whatever form or medium, (g) issued patents and patent applications, (h) all rights to obtain and rights to apply for patents, and to register trademarks and copyrights, (i) licenses or sublicenses in connection with any of the foregoing, and (j) all rights to sue and recover and retain damages and costs and attorneys' fees for past, present and future infringement or breach of any of the Intellectual Property rights hereinabove set forth.

                  "IRS" means the Internal Revenue Service.

                  "Law" means any United States federal, state or local or foreign law, statute, ordinance, rule, regulation, code, order, judgment or decree or other requirement or rule of law.


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                  6

                  "Liabilities" means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including, without limitation, those arising under any Law (including, without limitation, any Environmental Law), Action or Order of any Governmental Authority and those arising under any contract, agreement, arrangement, commitment or undertaking.

                  "Loss" has the meaning set forth in Section 10.02(a).

                  "Material Contracts" has the meaning set forth in Section 4.16(a).

                  "Merger" has the meaning set forth in the recitals to this Agreement.

                  "Merger Sub" has the meaning set forth in the preamble to this Agreement.

                  "Merger Sub Common Stock" means the common stock, par value $.01 per share, of Merger Sub.

                  "Multiemployer Plan" has the meaning set forth in Section 4.10(b).

                  "Multiple Employer Plan" has the meaning set forth in Section 4.10(b).

                  "Nonvoting Common Stock" means the nonvoting common stock, par value $.01 per share, of the Company.

                  "NYSE" means the New York Stock Exchange.

                  "Order" means any decree, judgment, injunction, ruling or other order (whether temporary, preliminary or permanent) issued in any judicial or administrative proceeding brought under any Law by any Governmental Authority or any other party.

                  "Parent" has the meaning set forth in the preamble to this Agreement.

                  "Parent Common Stock" means the common stock, par value $0.33 1/3 per share, of Parent.

                  "Parent Disclosure Schedule" means the disclosure schedule dated as of the date hereof of Parent and Merger Sub attached hereto and forming a part of this Agreement.

                  "Parent Material Adverse Effect" means any circumstance, change in, or effect on the business of Parent or any Parent Subsidiary that, individually or in the aggregate with any other circumstances, changes in, or effects on, the business of Parent or any Parent


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                                        7

Subsidiary (a) is, or could be, materially adverse to the business, operations, assets or liabilities, employee relationships, customer or supplier relationships, results of operations or financial condition of Parent and the Parent Subsidiaries, taken as a whole, or (b) could adversely affect the ability of Parent and the Parent Subsidiaries to operate or conduct their business in the manner in which it is currently operated or conducted.

                  "Parent Preferred Stock" has the meaning set forth in Section 5.03.

                  "Parent SEC Reports" has the meaning set forth in Section 5.06(a).

                  "Parent Subsidiary" means a Subsidiary of Parent.

                  "Parent's Accountants" means Deloitte & Touche L.L.P., independent accountants of Parent.

                  "Pension Plan" has the meaning set forth in Section 8.01.

                  "Permitted Encumbrances" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) liens for taxes, assessments and governmental charges or levies not yet due and payable; (b) Encumbrances imposed by Law, such as materialmen's, mechanics', carriers', workmen's and repairmen's liens and other similar liens arising in the ordinary course of business securing obligations that (i) are not overdue for a period of more than 30 days and (ii) are not in excess of $25,000 in the case of a single property or $100,000 in the aggregate at any time; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; and (d) minor survey exceptions, reciprocal easement agreements and other customary encumbrances on title to real property that (i) were not incurred in connection with any indebtedness, (ii) do not render title to the property encumbered thereby unmarketable and (iii) do not, individually or in the aggregate, materially adversely affect the value or use of such property for its current and anticipated purposes.

                  "Person" means an individual, corporation, partnership, limited partnership, syndicate, person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

                  "Personal Property" has the meaning set forth in Section 4.18(a).

                  "Plans" has the meaning set forth in Section 4.10(a).

                  "Real Property" has the meaning set forth in Section 4.17(a).

                  "Registration Rights Agreement" has the meaning set forth in
Section 9.03(c).

                  "Representatives" of an entity means the officers, directors, employees, accountants, consultants, legal counsel, agents and other advisors and representatives of such entity.

                  "S Election" has the meaning set forth in Section 4.14.

                  "SEC" means the Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Shares" means, collectively, all issued and outstanding shares of Company Common Stock.

                  "Sophisticated Person" means a person who has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the shares of Parent Common Stock and is capable of bearing the economic risks of such investment.

                  "Stockholders" has the meaning set forth in the preamble to this Agreement.

                  "Subsidiary" or "Subsidiaries" of any Person means any corporation, partnership, joint venture or other legal entity of which such Person (either alone or through or together with any other Subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

                  "Surviving Corporation" has the meaning set forth in Section 2.01.

                  "Tax" or "Taxes" has the meaning set forth in Section 4.14.

                  "Third Party Claims" has the meaning set forth in Section 10.02(b).

                  "Threshold Amount" has the meaning set forth in Section 10.03.

                  "U.S. GAAP" means United States generally accepted accounting principles and practices as in effect from time to time and applied consistently throughout the periods involved.


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                                        9

                  "Voting Common Stock" means the voting common stock, par value $.01 per share, of the Company.

                  "WARN" means the Workers Adjustment and Retraining Notification Act.


                                   ARTICLE II

                                   THE MERGER

                  SECTION 2.01. The Merger. Upon the terms and subject to the conditions set forth in Article X, and in accordance with the GBCL, at the Effective Time, Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

                  SECTION 2.02. Effective Time; Closing. As promptly as practicable and in no event later than the third Business Day following the satisfaction or, if permissible, waiver of the conditions set forth in Article X (or such other date as may be agreed in writing by each of the parties hereto), the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger (the "Certificate of Merger") with the Secretary of State of the State of Missouri in such form as is required by, and executed in accordance with, the relevant provisions of the GBCL. Immediately prior to the filing of the Certificate of Merger, a closing will be held at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022 (or such other place as the parties may agree).

                  SECTION 2.03. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the GBCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of each of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

                  SECTION 2.04. Certificate of Incorporation; By-Laws. (a) At the Effective Time, the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by Law and such Certificate of Incorporation.

                  (b) At the Effective Time, the By-Laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation

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                                       10

until thereafter amended as provided by Law, the Certificate of Incorporation of the Surviving Corporation and such By-Laws.

                  SECTION 2.05. Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.


                                   ARTICLE III

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

                  SECTION 3.01. Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the Stockholders:

                  (a) each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than any Shares to be cancelled pursuant to Section 3.01(b)) shall be converted into 20 shares of Parent Common Stock.

                  (b) each Share held in the treasury of the Company immediately prior to the Effective Time shall be cancelled and extinguished without any conversion thereof and no payment shall be made with respect thereto; and

                  (c) each share of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued fully paid and nonassessable share of Common Stock of the Surviving Corporation.

                  SECTION 3.02. Exchange of Certificates. (a) Upon the Effective Time, each Stockholder shall cause all certificates held by such Stockholder that immediately prior to the Effective Time represented outstanding Shares (the "Certificates") to be surrendered to Parent or an agent designated by it. Upon such surrender of a Certificate, the Stockholder shall receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock that such Stockholder has the right to receive pursuant to Section 3.01 in respect of the Shares formerly represented by such Certificate (after taking into account all Shares then held by such Stockholder) and the Certificate so surrendered shall forthwith be cancelled.


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                                       11

                  (b) No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates and no cash shall be paid in lieu of such fractional shares.

                  (c) All shares of Parent Common Stock issued upon conversion of the Shares in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Shares other than the registration rights under the Registration Rights Agreement.

                  (d) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, Parent or its agent shall issue in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock.

                  SECTION 3.03. Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of Shares thereafter on the records of the Company. From and after the Effective Time, the holders of certificates representing Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except as otherwise provided herein or by Law.


                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                              AND THE STOCKHOLDERS

                  The Company and the Stockholders each hereby represents and warrants, severally and not jointly, to Parent and Merger Sub that:

                  SECTION 4.01. Organization and Qualification; Absence of Subsidiaries. The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Missouri and has the requisite power and authority to own, lease and operate its properties and to carry on its business as it is currently being conducted. The Company is in good standing in the State of Missouri. The Company is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so


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                                       12

qualified or licensed and in good standing that would not, individually or in the aggregate, have a Company Material Adverse Effect. The Company does not have any Subsidiaries nor an equity interest in any partnerships or joint venture arrangements or other business entity.

                  SECTION 4.02. Certificate of Incorporation and By-Laws. The Company has heretofore made available to Parent a complete and correct copy of the Certificate of Incorporation and the By-Laws of the Company. Such Certificate of Incorporation and By-Laws are in full force and effect.

                  SECTION 4.03. Capitalization. (a) The authorized capital stock of the Company consists of 3,000 Shares of Voting Common Stock and 27,000 Shares of Nonvoting Common Stock. As of the date of this Agreement, (i) 3,000 Shares of Voting Common Stock and 27,000 Shares of Nonvoting Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable and
(ii) no Shares of Voting Common Stock or Nonvoting Common Stock are held in the treasury of the Company. There are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or obligating the Company to issue or sell any shares of capital stock of, or other equity interests, in the Company. There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any Shares. The Company does not directly or indirectly own, and has not agreed to purchase or otherwise acquire, any of the capital stock of, or any interest convertible into or exchangeable or exercisable for the capital stock of any corporation, partnership, joint venture or other business association or entity. There are no material outstanding contractual obligations of the Company to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Person.

                  (b) The Stockholders are all of the record and Beneficial Owners of the Shares, and each Stockholder holds his or its Shares free and clear of Encumbrance, and has full and absolute right and power to assign, transfer and sell his or its Shares.

                  SECTION 4.04. Authority Relative to This Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger. Each Stockholder has full right and capacity to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Merger have been duly authorized by all necessary action on the part of the Company and no other proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Merger (other than the approval and adoption of this Agreement by the holders of a majority of the then outstanding shares of Voting Common Stock if and to the extent required by applicable Law, and the filing and recordation of appropriate merger documents as required by the GBCL). This Agreement has been duly and validly executed and delivered by the Company and each Stockholder and, assuming due authorization, execution and delivery by Parent and Merger Sub, constitute legal, valid and binding obligations of the Company and each Stockholder, enforceable against the Company and each Stockholder in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws of general application affecting the enforcement of creditors' rights generally.

                  SECTION 4.05. No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by the Company and the Stockholders does not, and the performance of this Agreement by the Company and the Stockholders will not, (i) conflict with or violate the Certificate of Incorporation or By-Laws of the Company, (ii) assuming that all consents, approvals, authorizations and other actions described in subsection (b) have been obtained and all filings and obligations described in subsection (b) have been made, conflict with or violate any Law applicable to the Stockholders or the Company or by which any property or asset of the Company is bound, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any property or asset of the Company pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except, with respect to clauses (ii) and (iii) only, (X) as disclosed in Section 4.05 of the Company Disclosure Schedule and (Y) where any such conflicts, violations, breaches, defaults or other occurrences would not prevent or delay consummation of the Merger, or otherwise prevent the Company or the Stockholders from performing their respective obligations under this Agreement, and would not, individually or in the aggregate, have a Company Material Adverse Effect.

                  (b) The execution and delivery of this Agreement by the Company and the Stockholders do not, and the performance of this Agreement by each of them will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) for the pre-merger notification requirements of the HSR Act and the rules and regulations thereunder, and filing and recordation of appropriate merger documents as required by the GBCL or (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications would not prevent or delay consummation of the Merger, or otherwise prevent the Company or the Stockholders from performing their respective obligations under this Agreement, and would not, individually or in the aggregate, have a Company Material Adverse Effect.

                  SECTION 4.06. Permits; Compliance. The Company is in possession of all Company Permits and, as of the date hereof, no suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company and the Stockholders after reasonable investigation, threatened, except where the failure to possess, or the suspension or cancellation of, any of the Company Permits would not, individually or in the aggregate, have a Company Material Adverse Effect. The Company is not in conflict with, or in default or violation of, (a) any Law applicable to the Company or by which any property or asset of the Company is bound or (b) any Company Permits, other than conflicts or violations which, individually or in the aggregate, would not have a Company Material Adverse Effect.

                  SECTION 4.07. Financial Statements. True and complete copies of (a) the audited balance sheet of the Company for each of the fiscal years ended as of (i) January 1, 1994 and December 31, 1994 and the related audited statements of income, retained earnings and cash flow for the periods then ended and (ii) December 30, 1995 and December 28, 1996, and the related statements of income, stockholders' equity and cash flows for the periods then ended, together, in each case, with all related notes and schedules thereto, accompanied by the reports thereon of the Company's Accountants (collectively referred to herein as the "Company Audited Financial Statements") and (b) the unaudited balance sheets of the Company for each of the 12 months of calendar year 1997, and the related statements of income of the Company (collectively referred to herein as the "Company Interim Financial Statements" and, together with the Company Audited Financial Statements, the "Company Financial Statements") have been delivered by the Company to Parent. The Company Financial Statements (i) were prepared in accordance with the books of account and other financial records of the Company, (ii) present fairly the financial condition and results of operations of the Company as of the dates thereof or for the periods covered thereby, (iii) have been prepared in accordance with U.S. GAAP (except as may be indicated in the notes thereto) applied on a basis consistent with the past practices of the Company and (iv) include all adjustments (consisting only of normal recurring accruals) that are necessary for a fair presentation of the financial condition of the Company and the results of the operations of the Company as of the dates thereof or for the periods covered thereby (subject, in the case of the Company Interim Financial Statement, to normal recurring year end adjustments).

                  SECTION 4.08. Conduct in the Ordinary Course; Absence of Certain Changes or Events. Since December 28, 1996, except as disclosed in
Section 4.08 of the Company Disclosure Schedule, the Company has conducted its business only in the ordinary course and in a manner consistent with past practice and, since such date, has not

                    (a) amended or otherwise changed its Certificate of
               Incorporation or By- Laws;

                    (b) issued, sold or pledged, or authorized the issuance,
               sale or pledge of, any shares of its capital stock;

                    (c) declared, set aside, made or paid any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

                    (d) reclassified, combined, split, subdivided or redeemed, purchased or otherwise acquired, directly or indirectly, any of its capital stock;

                    (e) acquired (including, without limitation, by merger,
               consolidation, or acquisition of stock or assets) any interest in any corporation, partnership, other business organization or any assets, other than the acquisition of assets in the ordinary course of business consistent with past practice;

                    (f) incurred any indebtedness for borrowed money, except for indebtedness incurred in the ordinary course of business and consistent with past practice;

                    (g) entered into any contract or agreement material to its business, results of operations or financial condition other than in the ordinary course of business, consistent with past practice;

                    (h) increased the compensation payable or to become payable to its officers, consultants or employees, except for increases in accordance with past practices in salaries or wages of employees or consultants of the Company who are not officers of the Company, or granted any severance or termination pay to, or entered into any employment or severance agreement with any director, officer, consultant or other employee of the Company, or established, adopted, entered into or amended any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer, consultant or employee;

                    (i) taken any action, other than reasonable and usual
               actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures (including, without limitation, procedures with respect to the payment of accounts payable and collection of accounts receivable);

                    (j) made any tax election or settled or compromised any
               material federal, state, local or foreign income tax liability;

                    (k) paid, discharged or satisfied any claim, liability or
               obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practice, of liabilities reflected or reserved against in the Company Financial Statements or subsequently incurred in the ordinary course of business and consistent with past practice;

                    (l) suffered any casualty, loss or damage with respect to
               any of the Assets which in the aggregate have a replacement cost of more than $100,000, whether or not such casualty, loss or damage shall have been covered by insurance;

                    (m) disclosed any confidential or proprietary Company
               Intellectual Property;

                    (n) made any material changes in the customary methods of
               operations of the Company, including, without limitation, practices and policies relating to manufacturing, purchasing, marketing, selling and pricing;

                    (o) entered into any agreement, arrangement or transaction with any of its directors, officers, employees or shareholders (or with any relative, beneficiary, spouse or Affiliate of such Person);

                    (p) suffered any Company Material Adverse Effect; or

                    (q) agreed, whether in writing or otherwise, to take any of the actions specified in this Section 4.08 or granted any options to purchase, rights of first refusal, rights of first offer or any other similar rights or commitments with respect to any of the actions specified in this Section 4.08, except as expressly contemplated by this Agreement.

                  SECTION 4.09. Absence of Litigation. Except as disclosed in
Section 4.09 of the Company Disclosure Schedule, there is no Action pending or, to the knowledge of the Company or the Stockholders after reasonable investigation, threatened against the Company or any property or asset of the Company before any Governmental Authority.

                  SECTION 4.10. Employee Benefit Matters. (a) Plans and Material Documents. Section 4.10(a) of the Company Disclosure Schedule lists (i) all employee benefit plans (as defined in Section 3(3) of ERISA) and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other contracts or agreements, whether legally enforceable or not, to which the Company is a party, with respect to which the Company has any obligation or which are maintained, contributed to or sponsored by the Company for the benefit of any current or former employee, officer or director of the Company, (ii) each employee benefit plan for which the Company could incur liability under Section 4069 of ERISA in the event such plan has been or were to be terminated, (iii) any plan in respect of which the Company could incur liability under Section 4212(c) of ERISA and (iv) any contracts, arrangements or understandings between the Company or any of its Affiliates and any employee of the Company including, without limitation, any contracts, arrangements or understandings relating to the sale of the Company (collectively, the "Plans"). Each Plan is in writing and the Company has furnished Parent with a complete and accurate copy of each Plan and a complete and accurate copy of each material document prepared in connection with each such Plan including, without limitation, (i) a copy of each trust or other funding arrangement, (ii) each summary plan description and summary of material modifications, (iii) the most recently filed IRS Form 5500, (iv) the most recently received IRS determination letter for each such Plan, and (v) the most recently prepared actuarial report and financial statement in connection with each such Plan. Except as disclosed on Section 4.10(a) of the Company Disclosure Schedule, there are no other employee benefit plans, programs, arrangements or agreements, whether formal or informal, whether in writing or not, to which the Company is a party, with respect to which the Company has any obligation or which are maintained, contributed to or sponsored by the Company for the benefit of any current or former employee, officer or director of the Company. The Company does not have any express or implied commitment, whether legally enforceable or not, (i) to create, incur liability with respect to or cause to exist any other employee benefit plan, program or arrangement, (ii) to enter into any contract or agreement to provide compensation or benefits to any individual or (iii) to modify, change or terminate any Plan, other than with respect to a modification, change or termination required by ERISA or the Code.

                  (b) Absence of Certain Types of Plans. None of the Plans is a multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) (a "Multiemployer Plan") or a single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) for which the Company could incur liability under Section 4063 or 4064 of ERISA (a "Multiple Employer Plan"). None of the Plans provides for the payment of separation, severance, termination or similar-type benefits to any Person or obligates the Company to pay separation, severance, termination or similar-type benefits solely as a result of any transaction contemplated by this Agreement or as a result of a "change in control", within the meaning of such term under Section 280G of the Code. None of the Plans provides for or promises retiree medical, disability or life insurance benefits to any current or former employee, officer or director of the Company. Each of the Plans is subject only to the laws of the United States or a political subdivision thereof.

                  (c) Compliance with Applicable Law. Each Plan is now and always has been operated in all respects in accordance with the requirements of all applicable Law, including, without limitation, ERISA and the Code, except where such noncompliance would not have a Company Material Adverse Effect, and all persons who participate in the operation of such Plans and all Plan "fiduciaries" (within the meaning of Section 3(21) of ERISA) have always acted in accordance with the provisions of all applicable Law, including, without limitation, ERISA and the Code. The Company has performed all obligations required to be performed by it under, is not in any respect in default under or in violation of, and has no knowledge of any default or violation by any party to, any Plan, except where such non-compliance or default would not have a Company Material Adverse Effect. No legal action, suit or claim is pending or, to the knowledge of the Company and the Stockholders after reasonable investigation, threatened with respect to any Plan (other than claims for benefits in the ordinary course) and, to the knowledge of the Company and the Stockholders after reasonable investigation, no fact or event exists that could give rise to any such action, suit or claim.

                  (d) Qualification of Certain Plans. Each Plan which is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code has received a favorable determination letter from the IRS that it is so qualified and each trust established in connection with any Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that it is so exempt, and no fact or event has occurred since the date of such determination letter from the IRS to adversely affect the qualified status of any such Plan or the exempt status of any such trust. Each trust maintained or contributed to by the Company which is intended to be qualified as a voluntary employees' beneficiary association and which is intended to be exempt from federal income taxation under Section 501(c)(9) of the Code has received a favorable determination letter from the IRS that it is so qualified and so exempt, and no fact or event has occurred since the date of such determination by the IRS to adversely affect such qualified or exempt status.

                  (e) Absence of Certain Liabilities and Events. There has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan. The Company has not incurred any material liability for any penalty or tax arising under Section 4971, 4972, 4980, 4980B or 6652 of the Code or any material liability under Section 502 of ERISA, and, to the knowledge of the Company and the Stockholders after reasonable investigation, no fact or event exists which could give rise to any such material liability. The Company has not incurred any material liability under, arising out of or by operation of Title IV of ERISA (other than liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course), including, without limitation, any material liability in connection with (i) the termination or reorganization of any employee benefit plan subject to Title IV of ERISA or (ii) the withdrawal from any Multiemployer Plan or Multiple Employer Plan, and no fact or event exists which could give rise to any such material liability. No complete or partial termination has occurred within the five years preceding the date hereof with respect to any Plan. No reportable event (within the meaning of Section 4043 of ERISA) has occurred or is expected to occur with respect to any Plan subject to Title IV of ERISA. No Plan had an accumulated funding deficiency (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, as of the most recently ended plan year of such Plan. None of the assets of the Company is the subject of any lien arising under Section 302(f) of ERISA or Section 412(n) of the Code; the Company has not been required to post any security under Section 307 of ERISA or
Section 401(a)(29) of the

Code; and, to the knowledge of the Company and the Stockholders after reasonable investigation, no fact or event exists which could give rise to any such lien or requirement to post any such security.

                  (f) Plan Contributions and Funding. All contributions, premiums or payments required to be made with respect to any Plan have been made on or before their due dates. All such contributions have been fully deducted for income tax purposes and no such deduction has been challenged or disallowed by any government entity and no fact or event exists which could give rise to any such challenge or disallowance. As of the Effective Time, no Plan which is subject to Title IV of ERISA will have an "unfunded benefit liability" (within the meaning of Section 4001(a)(18) of ERISA).

                  (g) Certain Employee-Benefits Assets. Each of the guaranteed investment contracts and other funding contracts with any insurance company that are held by any of the Plans and any annuity contracts purchased by (i) any of the Plans or (ii) any pension benefit plans (as defined in Section 3(2) of ERISA) that provided benefits to any current or former employees of the Company was issued by an insurance company which carried the highest rating from each of Duff & Phelps Credit Rating Co., Standard & Poor's Insurance Rating Services, A.M. Best Company and Moody's Investors Service, as of the date such contract was issued, the date hereof and the Effective Time.

                  (h) Americans With Disability Act. Except as set forth in
Section 4.10(h) of the Company Disclosure Schedule, the Company is in compliance with the requirements of the Americans With Disabilities Act, except where such noncompliance would not have a Company Material Adverse Effect.

                  (i) WARN Act. The Company is in compliance with the requirements of WARN and has no liabilities pursuant to WARN.

                  SECTION 4.11. Labor Matters. Except as set forth in Section
4.11 of the Company Disclosure Schedule, (a) the Company is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company and currently there are no organizational campaigns, petitions or other unionization activities seeking recognition of a collective bargaining unit which could affect the Company; (b) there are no controversies, strikes, slowdowns or work stoppages pending or, to the knowledge of the Company and the Stockholders after reasonable investigation, threatened between the Company and any of its employees, and the Company has not experienced any such controversy, strike, slowdown or work stoppage within the past three years; (c) the Company has not breached or otherwise failed to comply with the provisions of any collective bargaining or union contract and there are no grievances outstanding against the Company under any such agreement or contract which constitutes a Company Material Adverse Effect; (d) there are no unfair labor practice complaints pending against the Company before the National Labor Relations Board or any other Governmental Authority or any current union representation questions involving employees of the Company which constitutes a Company Material Adverse Effect; (e) the Company is currently in compliance with all applicable Laws relating to the employment of labor, including those related to wages, hours, collective bargaining and the payment and withholding of taxes and other sums as required by the appropriate Governmental Authority, except where such noncompliance would not have a Company Material Adverse Effect, and has withheld and paid to the appropriate Governmental Authority or is holding for payment not yet due to such Governmental Authority all amounts required to be withheld from employees of the Company and is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing, except where such failure or noncompliance would not have a Company Material Adverse Effect; (f) the Company has paid in full to all its employees or adequately accrued for in accordance with U.S. GAAP all wages, salaries, commissions, bonuses, benefits and other compensation due to or on behalf of such employees; (g) there is no claim with respect to payment of wages, salary or overtime pay that has been asserted or is now pending or, to the knowledge of the Company and the Stockholders after reasonable investigation, threatened before any Governmental Authority with respect to any Persons currently or formerly employed by the Company; (h) the Company is not a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Authority relating to employees or employment practices; (i) there is no charge or proceeding with respect to a violation of any occupational safety or health standards that has been asserted or is now pending or, to the knowledge of the Company and the Stockholders after reasonable investigation, threatened with respect to the Company; and (j) there is no charge of discrimination in employment or employment practices, for any reason, including, without limitation, age, gender, race, religion or other legally protected category, which has been asserted or is now pending or, to the knowledge of the Company and the Stockholders after reasonable investigation, threatened before the United States Equal Employment Opportunity Commission, or any other Governmental Authority in any jurisdiction in which the Company has employed or currently employs any Person.

                  SECTION 4.12. Key Employees. Section 4.12 of the Company Disclosure Schedule lists the name, place of employment, the current annual salary rates, bonuses, deferred or contingent compensation, pension, accrued vacation, "golden parachute" and other like benefits paid or payable (in cash or otherwise) in 1997, the date of employment and a description of position and job function of each current salaried employee, officer, director, consultant or agent of the Company whose annual compensation exceeded (or, in 1998, is expected to exceed) $60,000.

                  SECTION 4.13. Intellectual Property. (a) Section 4.13(a) of the Company Disclosure Schedule sets forth a true and complete list of all Intellectual Property owned by the Company (the "Company Intellectual Property"). The Company Intellectual Property constitutes all the Intellectual Property used by the Company in the conduct of its business, and there are no other items of Intellectual Property that are material to the Company or the business of the Company.

                  (b) The rights of the Company in or to the Company Intellectual Property, and the conduct of the business of the Company, do not conflict with or infringe upon the Intellectual Property or other rights of any third party, and no claim has been asserted that the use of the Company Intellectual Property or the conduct of the business of the Company does or may infringe upon such rights of any third party.

                  (c) The Company is the exclusive owner of the entire right, title and interest in and to, free and clear of all Encumbrances, and has the right to use, all Company Intellectual Property in the continued operation of the Company in a manner consistent with past practice.

                  (d) The Company Intellectual Property is valid and has not been adjudged invalid or unenforceable in whole or part by any Governmental Authority.

                  (e) To the knowledge of the Company and the Stockholders after reasonable investigation, no Person is engaging in any activity that infringes upon the Company Intellectual Property or upon the rights of the Company therein. The consummation of the Merger will not result in the termination or impairment of any of the Company Intellectual Property.

                  (f) The Company is not aware of any reason why any pending application with respect to any of the Company Intellectual Property would not be granted.

                  (g) The Company has not granted to, nor received from, any third party any license or sublicense of Intellectual Property.

                  SECTION 4.14. Taxes. The Company has (a) filed all federal, state, local and foreign Tax returns required to be filed by it prior to the date of this Agreement (taking into account extensions), (b) paid or accrued all Taxes shown to be due on such returns and paid all applicable ad valorem and value added Taxes as are due, and (c) paid or accrued all Taxes for which a notice of assessment or collection has been received (other than amounts being contested in good faith by appropriate proceedings), except in the case of clause (a), (b) or (c) for any such filings, payments or accruals which would not, individually or in the aggregate, have a Company Material Adverse Effect. The Company has open years for federal, state and local income Tax returns only as set forth in Section 4.14 of the Company Disclosure Schedule. The Company has not received from any governmental authority any written notice of proposed material adjustment, deficiency or underpayment of any Taxes, which notice has not been satisfied by payment or been withdrawn, and there are no material claims that have been asserted or, to the knowledge of the Company and the Stockholders after reasonable investigation, threatened relating to such Taxes against the Company. There are no agreements for the extension of time for the assessment of any Taxes of the Company other than routine extensions granted in the ordinary course of business. The Company has withheld or collected and paid over to the appropriate governmental authorities (or is properly holding for such payment) all Taxes required by Law to be withheld or collected, except for amounts which would not, individually or in the aggregate, have a Company Material Adverse Effect. The Company has not made an election under Section 341(f) of the Code. At all times since January 2, 1994, the Company has had in effect (i) an election under Section 1362(a) of the Code (or a comparable election under any successor provision) to be taxed as an S Corporation for federal income tax purposes (an "S Election") (or comparable election under state or local law), (ii) a comparable state law election in each state in which it conducts business, and (iii) a comparable local law election in each locality in which it both conducts business and is subject to a local income tax. The Company has not received and is not aware of any proposal from the IRS or any state or local tax authority to disallow such S Election (or comparable state or local law election) for any taxable year. The Company has not been and is not subject to Taxes imposed by (i) Section 1371 of the Code, (ii) Section 1375 of the Code, or (iii) Section 1374 of the Code. For purposes of this Agreement, "Tax" or "Taxes" means any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added or gains taxes; license, registration and documentation fees; and customs' duties, tariffs and similar charges.

                  SECTION 4.15. Environmental Matters. The Company: (a) is in compliance with, and for the past three years has been in compliance with, all applicable Environmental Laws, except where such noncompliance would not have a Company Material Adverse Effect; (b) does not currently own or lease, and has not formerly owned or leased, any property that is contaminated with any Hazardous Substance; (c) has not disposed of, has not arranged for the disposal of, nor has any knowledge of the disposal of, any hazardous substance on Real Property; (d) has all permits, licenses and other authorizations required under any Environmental Law ("Environmental Permits"), except where the failure to have such Environmental Permits would not have a Company Material Adverse Effect; and (e) is in compliance with its Environmental Permits except where such noncompliance would not have a Company Material Adverse Effect. All past non-compliance with any applicable Environmental Law or Environmental Permit has been resolved without any pending, ongoing or future obligation, cost or liability, and there is no requirement proposed for adoption or implementation under any Environmental Law or Environmental Permit that would have a Company Material Adverse Effect.

                  SECTION 4.16. Material Contracts. (a) Section 4.16(a) of the Company Disclosure Schedule lists each of the following contracts and agreements of the Company (collectively, the "Material Contracts"):

                    (i) each instrument or arrangement creating an Encumbrance on any real or personal property;

                    (ii) each indenture, trust agreement, credit agreement or
               other instrument relating to any issue of bonds, debentures, notes or other evidences of indebtedness;

                    (iii) each lease or other agreement relating to real or
               personal property or any interest therein that either does not terminate or is not terminable within six months from the date hereof;

                    (iv) each policy of fire, liability and other forms of
               insurance (including title insurance) held by and/or covering assets of the Company;

                    (v) each letter of credit, bank account or safe deposit box arrangement;

                    (vi) each contract or agreement between the Company and any
               Affiliate; and

                    (vii) each contract or agreement that obligates the Company to perform, provide or purchase goods, supplies or services which have an individual value of more than $100,000.

                  (b) Except as disclosed in Section 4.16(b) of the Company Disclosure Schedule, each Material Contract (i) is valid and binding on the Company and (ii) is in full force and effect.

                  (c) The Company is not in breach of, or default under, any Material Contract. To the knowledge of the Company, no other party to any Material Contract is in breach thereof or default thereunder.

                  SECTION 4.17. Real Property. (a) Section 4.17(a) of the Company Disclosure Schedule lists the street address of each parcel of real property owned or leased by the Company (collectively, the "Real Property"), together with a designation as to whether such real property is owned or leased.

                  (b) Except as described in Section 4.17(b) of the Company Disclosure Schedule, there is no material violation of any Law (including, without limitation, any building, planning or zoning law) relating to any of the Real Property. The Company has made available to Parent true and complete copies, for each parcel of the Real Property owned by it and, to the extent available, for each parcel of Real Property leased or subleased by it, all deeds, title insurance policies, title reports, surveys, certificates of occupancy, environmental reports and audits, appraisals, permits, other title documents and other documents relating to the Real Property, the operations of the Company thereon or any other uses thereof. The Company is in peaceful and undisturbed possession of each parcel of Real Property and there are no contractual or legal restrictions that preclude or restrict the ability to use the premises for the purposes for which they are currently being used. There are no condemnation proceedings or eminent domain proceedings of any kind pending or, to the knowledge of the Company, threatened against the Real Property. All existing water, sewer, steam, gas, electricity, telephone and other utilities required for the construction, use, occupancy, operation and maintenance of the Real Property are adequate for the conduct of the business of the Company as it has been and currently is conducted. There are no material adverse physical conditions affecting the Real Property or any of the facilities, buildings, structures, erections, improvements, fixtures, fixed assets and personalty of a permanent nature annexed, affixed or attached to, located on or forming part of the Real Property. Except as set forth in Section 4.17(b) of the Company Disclosure Schedule, the Company has not leased or subleased any parcel or any portion of any parcel of Real Property to any other Person, nor has the Company assigned its interest under any lease or sublease listed in Section 4.17(b) of the Company Disclosure Schedule to any third party.

                  (c) The Company has delivered to Parent true and complete copies of all leases and subleases with respect to the Real Property that is leased or subleased by the Company and any and all ancillary documents pertaining thereto (including, but not limited to, all amendments, consents for alterations and documents recording variations and evidence of commencement dates and expiration dates). With respect to each of such leases and subleases:

                  (i) such lease or sublease, together with all ancillary documents pertaining thereto, is valid and binding and in full force and effect and represents the entire agreement between the respective landlord and tenant with respect to such property;

                  (ii) except as otherwise set forth in Section 4.17(c) of the Company Disclosure Schedule, such lease or sublease will not cease to be valid and binding and in full force and effect on terms identical to those currently in effect as a result of the consummation of the transactions contemplated by this Agreement, nor will the consummation of the transactions contemplated by this Agreement constitute a breach or default under such lease or sublease or otherwise give the landlord a right to terminate such lease or sublease;

                  (iii) except as otherwise disclosed in Section 4.17(c) of the Company Disclosure Schedule, with respect to each such lease or sublease: (A) the Company has not received any notice of cancellation or termination under such lease or sublease and no lessor has any right of termination or cancellation under such lease or sublease except upon a breach or default by the Company thereunder, (B) the Company has not received any notice of a breach or default under such lease or sublease, which breach or default has not been cured, and (C) the Company has not granted to any other Person any rights, adverse or otherwise, under such lease or sublease; and

                  (iv) neither the Company nor, to the knowledge of the Company and the Stockholders after reasonable investigation, any other party to such lease or sublease, is in breach or default in any material respect, and, to the knowledge of the Company and the Stockholders after reasonable investigation, no event has occurred that, with notice or lapse of time would constitute such a breach or default or permit termination, modification or acceleration under such lease or sublease.

                  SECTION 4.18. Personal Property. (a) Section 4.18(a) of the Company Disclosure Schedule lists each item or distinct group of machinery, equipment, tools, supplies, furniture, fixtures, personalty, vehicles, rolling stock and other tangible personal property (collectively, the "Personal Property") used in the business of the Company or owned or leased by the Company.

                  (b) The Company has delivered to Parent true and complete copies of all leases and subleases for Personal Property and any and all material ancillary documents pertaining thereto (including, but not limited to, all amendments, consents and evidence of commencement dates and expiration dates). With respect to each of such leases and subleases:

               (i) such lease or sublease, together with all ancillary documents pertaining thereto, is valid and binding and in full force and effect and represents the entire agreement between the respective lessor and lessee with respect to such property;

               (ii) except as set forth in Section 4.18(b) of the Company Disclosure Schedule, such lease or sublease will not cease to be valid and binding and in full force and effect on terms identical to those currently in effect as a result of the consummation of the transactions contemplated by this Agreement, nor will the consummation of the transactions contemplated by this Agreement constitute a breach or default under such lease or sublease or otherwise give the lessor a right to terminate such lease or sublease;

               (iii) except as otherwise disclosed in Section 4.18(b) of the Company Disclosure Schedule, with respect to each such lease or sublease: (A) the Company has not received any notice of cancellation or termination under such lease or sublease and no lessor has any right of termination or cancellation under such lease or sublease except upon a breach or default by the Company thereunder, (B) the Company has not received any notice of a breach or default under such lease or sublease, which breach or default has not been cured, and (C) the Company has not granted to any other Person any rights, adverse or otherwise, under such lease or sublease; and

                  (iv) neither the Company nor, to the knowledge of the Company and the Stockholders after reasonable investigation, any other party to such lease or sublease, is in breach or default in any material respect, and, to the knowledge of the Company, no event has occurred that, with notice or lapse of time would constitute such a breach or default or permit termination, modification or acceleration under such lease or sublease.

                  (c) The Company has the full right to exercise any renewal options contained in the leases and subleases pertaining to the Personal Property on the terms and conditions contained therein and upon due exercise would be entitled to enjoy the use of each item of leased Personal Property for the full term of such renewal options.

                  SECTION 4.19. Assets. (a) Except as disclosed in Section 4.19(a) of the Company Disclosure Schedule, the Company owns, leases or has the legal right to use all the properties and assets, including, without limitation, the Real Property and the Personal Property, used or intended to be used in the conduct of its business or otherwise owned, leased or used by the Company and, with respect to contract rights, is a party to and enjoys the right to the benefits of all contracts, agreements and other arrangements used or intended to be used by the Company or in or relating to the conduct of its business (all such properties, assets and contract rights being the "Assets"). The Company has good and marketable title to, or, in the case of leased or subleased Assets, valid and subsisting leasehold interests in, all the Assets, free and clear of all Encumbrances, except (i) as disclosed in Section 4.17(b), 4.17(c), 4.18(b) or 4.19(a) of the Company Disclosure Schedule and (ii) Permitted Encumbrances.

                  (b) The Assets constitute all the properties, assets and rights forming a part of, used, held or intended to be used in, and all such properties, assets and rights as are necessary in the conduct of, the business of the Company as it is currently conducted. The Company has caused the Assets to be maintained in accordance with good business practice, and all the Assets are in good operating condition and repair, normal wear and tear excepted.

                  SECTION 4.20. Insurance. The Company maintains policies of insurance on terms, and in amounts, that are adequate for the conduct of its business as it is currently conducted and consistent with customary practices and standards of companies engaged in a business similar to that of the Company, and with insurers reasonably believed by the Company to be responsible.

                  SECTION 4.21. No Undisclosed Liabilities. There are no material Liabilities of the Company, other than Liabilities (a) reflected or reserved against on the Company Financial Statements, or (b) disclosed in
Section 4.21 of the Company Disclosure Schedule. Adequate reserves are reflected on the Company Financial Statements against all material Liabilities of the Company in amounts that have been established on a basis consistent with the past practices of the Company and in accordance with U.S. GAAP.

                  SECTION 4.22. Private Placement. (a) Each Stockholder understands that (i) the offering and sale of the shares of Parent Common Stock is intended to be exempt from registration under the Securities Act pursuant to
Section 4(2) of the Securities Act and (ii) there is no existing public or other market for such shares and there can be no assurance that such Stockholder will be able to sell or dispose of such shares purchased by it pursuant to this Agreement.

                  (b) Each Stockholder is (i) a natural person whose individual net worth, or joint net worth with that Stockholder's spouse, at the Effective Time is at least $1,000,000 or (ii) a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with such Stockholder's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

                  (c) Each Stockholder is a Sophisticated Person.

                  SECTION 4.23. Customers. Except as disclosed in Section 4.23 of the Company Disclosure Schedule, the Company has not received any notice or has any reason to believe that any customer of the Company has ceased, or will cease, to use the products, equipment, goods or services of the Company, or has substantially reduced, or will substantially reduce, the use of such products, equipment, goods or services at any time.

                  SECTION 4.24. Guaranties. Section 4.24 of the Company Disclosure Schedule sets forth a list of all Guaranties other than Guaranties for trade payables.

                  SECTION 4.25. Brokers. No arrangements with any broker, finder or investment banker with respect to any brokerage, finder's or other fee or commission in connection with the Merger have been made by or on behalf of the Company for which Parent or Merger Sub would be liable.

                                    ARTICLE V

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

                  Except as set forth in the Parent SEC Reports, Parent and Merger Sub hereby jointly and severally represent and warrant to the Company and the Stockholders that:

                  SECTION 5.01. Organization and Qualification; Subsidiaries. Each of Parent and each Parent Subsidiary is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation and has the requisite power and authority to own, lease and operate its properties and to carry on its business as it is currently being conducted. Each of Parent and each Parent Subsidiary is in good standing under the laws of the jurisdiction of its incorporation. Each of Parent and each Parent Subsidiary is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a Parent Material Adverse Effect.

                  SECTION 5.02. Certificate of Incorporation and By-Laws. Parent heretofore has made available to the Company a complete and correct copy of the Articles or Certificate of Incorporation and the By-Laws of Parent and Merger Sub. The Articles or Certificate of Incorporation and By-Laws of each of Parent and Merger Sub are in full force and effect.

                  SECTION 5.03. Capitalization. The authorized capital stock of Parent consists of (a) 50,000,000 shares of Parent Common Stock and (b) 1,000,000 shares of preferred stock, par value $1.00 per share ("Parent Preferred Stock"). As of February 4, 1998, (i) 12,884,071 shares of Parent Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable and (ii) no shares of Parent Common Stock are held in the treasury of Parent. As of the date of this Agreement, no shares of Parent Preferred Stock were issued and outstanding. The authorized capital stock of Merger Sub consists of 1,000 shares of Merger Sub Common Stock of which, as of the date of this Agreement, 100 shares are issued and outstanding. On the date of this Agreement, all issued and outstanding shares of Merger Sub Common Stock are, and at the Effective Time all issued and outstanding shares of Merger Sub Common Stock will be, duly authorized, validly issued, fully paid and non-assessable and will be held by Parent. Except for Stock Purchase Rights issued pursuant to the Stockholder Rights Plan dated June 1, 1992 between Parent and First Union National Bank of North Carolina, as agent, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Parent or any Parent Subsidiary or obligating Parent or any Parent Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, Parent or any Parent Subsidiary. The shares of Parent Common Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid and nonassessable.

                  SECTION 5.04. Authority Relative to This Agreement. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform their respective obligations hereunder and to consummate the Merger. The execution and delivery of this Agreement by each of Parent and Merger Sub and the consummation by each of Parent and Merger Sub of the Merger have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the Merger (other than the filing and recordation of appropriate merger documents as required by the
GBCL). This Agreement has been duly and validly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitute legal, valid and binding obligations of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws of general application affecting the enforcement of creditors' rights generally.

                  SECTION 5.05. No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by each of Parent and Merger Sub do not, and the performance of this Agreement by each of Parent and Merger Sub will not (i) conflict with or violate the Articles of Incorporation or By-Laws or equivalent organizational documents of Parent, or Merger Sub, (ii) assuming that all consents, approvals, authorizations and other actions described in subsection (b) have been obtained and all filings and obligations described in subsection (b) have been made, conflict with or violate any Law applicable to Parent or any Parent Subsidiary or by which any property or asset of Parent or any Parent Subsidiary is bound, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any property or asset of Parent or any Parent Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except, with respect to clauses
(ii) and (iii) only, (X) as disclosed in Section 5.05 of the Parent Disclosure Schedule and (Y) where any such conflicts, violations, breaches, defaults or other occurrences would not prevent or delay consummation of the Merger, or otherwise prevent Parent or Merger Sub from performing their respective obligations under this Agreement, and would not, individually or in the aggregate, have a Parent Material Adverse Effect.

                  (b) The execution and delivery of this Agreement by each of Parent and Merger Sub do not, and the performance of this Agreement by each of Parent and Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Government Authority, except (i) for applicable requirements, if any, of the Exchange Act, state securities or "blue sky" Laws and the NYSE and the pre-merger notification requirements of the HSR Act and filing and recordation of appropriate merger documents as required by the GBCL and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications would not prevent or delay consummation of the Merger, or otherwise prevent either Parent or Merger Sub from performing their respective obligations under this Agreement, and would not, individually or in the aggregate, have a Parent Material Adverse Effect.

                  SECTION 5.06. SEC Filings; Financial Statements. (a) Parent has filed all forms, reports and documents required to be filed by it with the SEC since August 1, 1994 through the date of this Agreement (collectively, the "Parent SEC Reports"). The Parent SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Parent Subsidiary is required to file any form, report or other document with the SEC.

                  (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Parent SEC Reports was prepared in accordance with U.S. GAAP (except as may be indicated in the notes thereto) and each presented fairly, in all material respects, the consolidated financial position of Parent and the consolidated Parent Subsidiaries as at the respective dates thereof and for the respective periods indicated therein except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which were not and are not expected, individually or in the aggregate, to have a Parent Material Adverse Effect).

                  SECTION 5.07. Brokers. No arrangements with any broker, finder or investment banker with respect to any brokerage, finder's or other fee or commission in connection with the Merger have been made by or on behalf of Parent for which the Company or the Stockholders would be liable.

                  SECTION 5.08. Taxes. Parent has filed all federal, state and local Tax returns required to be filed by it prior to the date of this Agreement (taking into account extensions), paid or provided for in Parent's financial statements the payment in full of all Taxes due any Governmental Authority and no deficiency for any material amount of Tax has been asserted or assessed by a taxing authority against Parent. Parent has not executed, or agreed to execute, any waivers of any statutes of limitations on the right of any Governmental Authority to assess additional Taxes or to contest the income or loss reported with respect to any Tax period. No issues have been raised (and are currently pending) as of the date of this Agreement by the IRS or any other Governmental Authority in connection with any of the Parent's Tax returns. The consummation of the Merger shall not result in any material Taxes being due and payable by Parent to any Governmental Authority.

                  SECTION 5.09. Absence of Litigation. Except as disclosed in
Section 5.09 of Parent Disclosure Schedule, there is no Action pending or, to the knowledge of Parent after reasonable investigation, threatened against Parent or any property or asset of Parent before any Governmental Authority.

                  SECTION 5.10. No Material Adverse Effect. Since July 31, 1997, Parent has not suffered any Parent Material Adverse Effect.

                  SECTION 5.11. Continuity. Parent's intention, upon the consummation of the Merger, is to continue the current lines of business of the Company in the same general geographic area as it is currently conducted and to preserve the existing relationships of the Company with its customers.

                                   ARTICLE VI

                     CONDUCT OF BUSINESS PENDING THE MERGER

                  SECTION 6.01. Conduct of Business by the Company Pending the Merger. The Company and the Stockholders covenant and agree that, between the date of this Agreement and the Effective Time, except as set forth in Section
6.01 of the Company Disclosure Schedule, unless Parent shall otherwise agree in writing, (a) the business of the Company shall be conducted only in, and the Company shall not take any action except in, the ordinary course of business and in a manner consistent with past practice and (b) the Company shall use its reasonable efforts to preserve substantially intact its business organization, to keep available the services of the current officers, employees and consultants of the Company and to preserve the current relationships of the Company with customers, suppliers and other Persons with which the Company has significant business relations. By way of amplification and not limitation, except as contemplated by this Agreement, the Company shall not, between the date of this Agreement and the Effective Time, directly or indirectly do, or propose to do, without the prior written consent, which consent shall not be unreasonably withheld, of Parent any of the following:

                    (a) amend or otherwise change its Certificate of
               Incorporation or By-Laws;

                    (b) issue, sell or pledge, or authorize the issuance, sale or pledge of, any shares of its capital stock;

                    (c) declare, set aside, make or pay any dividend or other
               distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, except for any such distribution to pay the income Tax liability of the Stockholders for 1997 and that portion of 1998 up to and including the Effective Time with respect to the income of the Company;

                    (d) reclassify, combine, split, subdivide or redeem,
               purchase or otherwise acquire, directly or indirectly, any of its capital stock;

                    (e) acquire (including, without limitation, by merger,
               consolidation, or acquisition of stock or assets) any interest in any corporation, partnership, other business organization or any assets, other than the acquisition of assets in the ordinary course of business consistent with past practice;

                    (f) incur any indebtedness for borrowed money, except for
               indebtedness incurred in the ordinary course of business and consistent with past practice;

                    (g) enter into any contract or agreement material to its
               business, results of operations or financial condition other than in the ordinary course of business, consistent with past practice;

                    (h) authorize any capital expenditure which, when taken
               together with all other capital expenditures made by the Company between the date of this Agreement and the Effective Time, is in excess of $25,000;

                    (i) increase the compensation payable or to become payable to its officers, consultants or employees, except for increases in accordance with past practices in salaries or wages of employees or consultants of the Company who are not officers of the Company, or grant any severance or termination pay to, or enter into any employment or severance agreement with any director, officer, consultant or other employee of the Company, or establish, adopt, enter into or amended any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer, consultant or employee;

                    (j) take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures (including, without limitation, procedures with respect to the payment of accounts payable and collection of accounts receivable);

                    (k) make any tax election or settle or compromise any
               material federal, state, local or foreign income tax liability;

                    (l) pay, discharge or satisfy any claim, liability or
               obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practice, of liabilities reflected or reserved against in the Company Financial Statements or subsequently incurred in the ordinary course of business and consistent with past practice;

                    (m) disclose any confidential or proprietary Company
               Intellectual Property;

                    (n) make any material changes in the customary methods of
               operations of the Company, including, without limitation, practices and policies relating to manufacturing, purchasing, marketing, selling and pricing;

                    (o) enter into any agreement, arrangement or transaction
               with any of its directors, officers, employees or shareholders (or with any relative, beneficiary, spouse or Affiliate of such Person);

                    (p) suffer any Company Material Adverse Effect; or

                    (q) agree, whether in writing or otherwise, to take any of the actions specified in this Section 6.01 or grant any options to purchase, rights of first refusal, rights of first offer or any other similar rights or commitments with respect to any of the actions specified in this Section 6.01, except as expressly contemplated by this Agreement.

                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

                  SECTION 7.01. Access to Information; Confidentiality. (a) From the date hereof to the Effective Time, Parent, on the one hand, and the Stockholders and the Company, on the other hand, shall (i) provide to the other party and its Representatives access at reasonable times upon prior notice to the officers, employees, agents, properties, offices and other facilities of the other and, in the case of Parent, the Parent Subsidiaries and the Company and to the books and records thereof and (ii) furnish promptly such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of the other party and, in the case of Parent, the Parent Subsidiaries and the Company.

                  (b) Parent, the Company and the Stockholders shall comply with, and shall cause their respective Representatives to comply with, their respective obligations under the Amended and Restated Confidentiality Agreement dated February 20, 1998 (the "Confidentiality Agreement") among the Company, the Stockholders and Parent.

                  SECTION 7.02. No Solicitation of Competing Transactions. From the date hereof to the earlier to occur of the termination of this Agreement or the Effective Time, the Company and the Stockholders will not, directly or indirectly, and will instruct their respective Representatives not to, directly or indirectly, solicit or initiate (including by way of furnishing nonpublic information), or take any other action knowingly to facilitate, any inquiries or the making of any proposal or offer that constitutes, any Competing Transaction, or enter into or maintain or continue discussions or negotiate with any Person or entity in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of their Representatives to take any such action. The Company shall notify Parent promptly if any proposal or offer, or any inquiry or contact with any Person with respect thereto, regarding a Competing Transaction is made. The Company immediately shall cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to a Competing Transaction.

                  SECTION 7.03. Notification of Certain Matters. From and after the date of this Agreement until the earlier to occur of the termination of this Agreement or the Effective Time, each party hereto shall promptly notify the other parties hereto in writing of (a) the occurrence, or nonoccurrence, of any event the occurrence or nonoccurrence of which would be likely to cause (i) any representations or warranties made in this Agreement, or any information furnished on any Schedule in the Parent Disclosure Schedule or the Company Disclosure Schedule, not to be accurate, to a degree which would cause any condition to the obligations of any party to effect the Merger not to be satisfied, either at the time such representation or warranty is made, or such information is furnished, or at the time of the occurrence or nonoccurrence of such event, or (ii) any condition to the obligations of any party to effect the Merger not to be satisfied, including, without limitation, the failure of the Company to satisfy the condition specified in Section 9.02(c), or (b) the failure of the Company or Parent, as the case be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement which would be likely to result in any condition to the obligations of any party to effect the Merger not be satisfied; provided, however, that the delivery of any notice pursuant to this Section 7.03 shall not be deemed to be an amendment of this Agreement or any Schedule in the Parent Disclosure Schedule or the Company Disclosure Schedule and shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Agreement. No delivery of any notice pursuant to this
Section 7.03 shall limit or affect the remedies available hereunder to the party receiving such notice, including the rights of Parent under Section 9.02(a) and the rights of the Company under Section 9.03(a), in the event that a representation or warranty made by the Company or Parent herein shall not be true and correct as of the date hereof and as of the Effective Time.

                  SECTION 7.04. Pooling. (a) From and after the date hereof and until the Effective Time, neither Parent, the Stockholders nor the Company nor any of their respective Affiliates shall knowingly take any action, or knowingly fail to take any action, that is reasonably likely to jeopardize the treatment of the Merger as a "pooling of interests" for accounting purposes. Between the date of this Agreement and the Effective Time, Parent, the Stockholders and the Company each shall take all reasonable actions necessary to cause the characterization of the Merger as a pooling of interests for accounting purposes if such a characterization were jeopardized by action taken by Parent, the Stockholders or the Company, respectively, prior to the Effective Time (it being agreed that such actions will include, if necessary, in the case of Parent, the sale or transfer for fair value of all shares of Parent Common Stock that currently are treasury shares). Following the Effective Time, Parent, the Surviving Corporation and the Stockholders shall not knowingly take any action, or fail to take any action, that would jeopardize the characterization of the Merger as a "pooling of interests" for accounting purposes.

                  (b) Without limiting the generality of Section 7.04(a), each Stockholder agrees that, between the date of this Agreement and the Effective Time, it will not sell, transfer or otherwise dispose of any Shares or shares of Parent Common Stock that it may hold. Furthermore, each Stockholder agrees not to sell, transfer or otherwise dispose of shares of Parent Common Stock received by it in the Merger or any other shares of Parent Common Stock that it may hold until after such time as results covering at least 30 days of combined operations of the Company and Parent have been published by Parent, in the form of a quarterly earnings report, an effective registration statement filed with the SEC, a report to the SEC on Form 10-K, 10-Q, or 8-K, or any other public filing or announcement that includes the combined results of operations.

                  SECTION 7.05. Further Action; Consents; Filings. Upon the terms and subject to the conditions hereof, each of the parties hereto shall use their best efforts to (a) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the Merger, (b) obtain from Governmental Authorities any consents, licenses, permits, waivers, approvals, authorizations or Orders required to be obtained or made by Parent, the Parent Subsidiaries and the Company in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger, and
(iii) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under the HSR Act. The parties hereto shall cooperate with each other in connection with the making of all such filings, including by providing copies of all such documents, except such documents as do not relate directly to Parent, the Parent

Subsidiaries, the Company, the Stockholders or the Merger, to the nonfiling party and its advisors prior to filing and, if requested, by accepting all reasonable additions, deletions or changes suggested in connection therewith. Notwithstanding anything to the contrary in this Section 7.05, the parties agree that, in respect to any action taken or threatened to be taken by any Governmental Authority, Parent shall not be required to sell, license or otherwise dispose of, hold separate or otherwise divest itself of any portion of the business or assets of the Company, Merger Sub or Parent or any of its Subsidiaries in order to consummate the Merger.

                  SECTION 7.06. Plan of Reorganization. The Agreement is intended to constitute a tax free "plan of reorganization" within the meaning of
Section 1.368-2(g) of the income tax regulations promulgated under the Code. From and after the date hereof and until the Effective Time, each party hereto shall use its reasonable best efforts to cause the Merger to qualify, and will not knowingly take any actions or cause any actions to be taken which could prevent the Merger from qualifying, as a reorganization under the provisions of
Section 368(a) of the Code. Following the Effective Time, neither the Surviving Corporation, Parent nor any of their Affiliates shall knowingly take any action or knowingly cause any action to be taken which would cause the Merger to fail to qualify as a reorganization under Section 368(a) of the Code.

                  SECTION 7.07. Public Announcements. Unless otherwise required by applicable law or the requirements of the NYSE, Parent, the Stockholders and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the Merger and shall not issue any such press release or make any such public statement prior to such consultation.

                  SECTION 7.08. Resale Restrictions. (a) The Stockholders acknowledge and agree that the shares of Parent Common Stock issued pursuant to this Agreement have not been registered under the Securities Act or any state securities Law, and that such shares to be received by them are being acquired solely for their own account, for investment and not with a view to the sale or distribution thereof. The Stockholders hereby agree not to offer, sell, hypothecate, pledge or otherwise transfer, pledge or hypothecate such shares unless and until registered under the Securities Act and any applicable state securities Law or unless such offer, sale, transfer, pledge or hypothecation is exempt from registration or is otherwise in compliance with the Securities Act and such Laws. The Stockholders acknowledge that, except as provided in the Registration Rights Agreement, the Stockholders have no right to require Parent to register shares of Parent Common Stock. The Stockholders understand and agree that each certificate representing shares of Parent Common Stock received hereunder, shall bear the following legends:

                  "THE TRANSFER OF THE SECURITIES REPRESENTED BY
                  THIS CERTIFICATE IS RESTRICTED BY AN AGREEMENT
                  ON FILE AT THE OFFICES OF THE CORPORATION."

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS."

and the Stockholders agree to transfer shares of Parent Common Stock only in accordance with the provisions of such legends. In addition, such Stockholders agree that Parent shall instruct the transfer agent to only transfer the Parent Common Stock pursuant to these provisions.

                  (b) In the event the shares of Parent Common Stock received by the Stockholders hereunder cease to be restricted for purposes of the Securities Act, upon request of a Stockholder and surrender of the certificate bearing such legends, Parent or its designated agent will reissue such certificates to such Stockholder without such legends.

                  SECTION 7.09. Merger Information. Parent shall make available to each Stockholder at a reasonable time prior to the Effective Time the opportunity to ask questions and receive answers concerning the terms and conditions of the Merger and to obtain any additional information which Parent possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of the information furnished by Parent.

                  SECTION 7.10. Stockholder Vote. The Company shall call and hold a meeting of the Stockholders, if required to do so, or otherwise solicit the adoption of this Agreement by the Stockholders. Each Stockholder holding shares of Common Stock shall vote all of the Shares held by such Stockholder in favor of adoption of this Agreement.

                  SECTION 7.11. Fiscal Year 1997 Financial Statements. The Company shall deliver to Parent a true and complete copy of the audited balance sheet of the Company for the 1997 fiscal year and the related statements of income, stockholders' equity and cash flows for the period then ended together with all related notes and schedules thereto, accompanied by the reports thereon of the Company's Accountants (the "Fiscal Year 1997 Audited Financial Statements"). Upon delivery thereof, the Fiscal Year 1997 Audited Financial Statements shall (i) be prepared in accordance with the books of account and other financial records of the

Company, (ii) present fairly the financial condition and results of operations of the Company as of the date thereof or for the period covered thereby, (iii) be prepared in accordance with U.S. GAAP applied on a basis consistent with the past practices of the Company and (iv) include all adjustments (consisting only of normal recurring accruals) that are necessary for a fair presentation of the financial condition of the Company and the results of the operations of the Company as of the date thereof or for the period covered thereby.

                  SECTION 7.12. SEC Filings. From the date hereof until the Effective Time, Parent shall furnish to the Company and the Stockholders copies of any reports, statements or other filings filed by it during that period with the SEC promptly after such filings are made.

                  SECTION 7.13. Guaranties. Parent will use its reasonable efforts to remove and replace the Stockholders as guarantors under the Guaranties. Parent will indemnify the Stockholders, as of the Effective Time, for any claims made against any Stockholder under any Guaranty listed in
Schedule 4.24 of the Company Disclosure Schedule and additional Guaranties for trade payables in an aggregate amount not to exceed $25,000.

                  SECTION 7.14. Company Disclosure Schedule. Within 21 days of the date of this Agreement, the Company shall provide Parent with a copy of the Company Disclosure Schedule. The Company shall thereafter have the right to amend, modify or supplement the Company Disclosure Schedule; provided that, subject to Section 7.03, any such amendment, modification or supplement is delivered to Parent no later than five Business Days prior to the Effective Time.

                  SECTION 7.15. Stock Transfer Taxes. Parent shall pay any and all documentary stamp Taxes which may be incurred in connection with the issuance of the shares of Parent Common Stock.

                                  ARTICLE VIII

                                EMPLOYEE MATTERS

                  SECTION 8.01. Employee Matters. Persons employed by the Company just prior to the Effective Time, and who become employees of the Surviving Corporation or Parent immediately after the Effective Time, will be permitted to enroll in the employee benefit plans, as this term is defined in
Section 3(3) of ERISA, that are generally available to the employees of Parent immediately upon becoming employees of the Surviving Corporation without being required to fulfill any period of service qualification requirements otherwise applicable to such plans. Parent also shall grant credit to employees of the Company, for purposes of vesting under its employee benefit plans, for all such employees' service with the Company prior to the Effective Time that was recognized for vesting purposes under analogous employee benefit plans of the Company. The Company will freeze, as of the Effective Time, the additional accrual of benefits under any pension plan, as this term is defined in Section 3(2) of ERISA (the "Pension Plan"), of the Company, including without limitation any plans that qualify under Section 401(k) of the Code. After the Effective Time, Parent will take whatever action it deems necessary to (a) terminate such Pension Plans and distribute the assets of such Plans to the participants therein or (b) merge such Pension Plans into Parent's comparable plans and transfer to such comparable plans the assets of such Pension Plans. Except for any Pension Plans, the Company will terminate, as of the Effective Time, all of the plans, programs, insurance, options and other agreements listed in Section 4.10(a) of the Company Disclosure Schedule. Parent will provide continuation coverage, as this term is defined in Section 602 of ERISA, to the former employees of the Company who either are receiving or are entitled to commence receiving such coverage as of the Effective Time.


                                   ARTICLE IX

                            CONDITIONS TO THE MERGER

                  SECTION 9.01. Conditions to the Obligations of Each Party. The obligations of the Company, the Stockholders, Parent and Merger Sub to consummate the Merger are subject to the satisfaction of the following conditions:

               (a) HSR Act. Any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated;

               (b) No Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law or Order which is then in effect and has the effect of making the Merger illegal or otherwise prohibiting its consummation; and

               (c) Letters of Accountants. Parent and the Company shall have received from the Parent's Accountants an opinion that the Merger will be treated as a pooling of interests under applicable accounting standards.

               (d) Employment Agreement. The Company shall have entered into an employment agreement with Gerald W. Hartman in substantially the form attached hereto as Exhibit 9.01(d).

                  SECTION 9.02. Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction of the following further conditions:

               (a) Representations and Warranties. The representations and warranties of the Company and the Stockholders contained in this Agreement shall have been true and correct when made and shall be true and correct as of the Effective Time, with the same force and effect as if made as of the Effective Time, other than such representations and warranties as are made as of another date, and Parent shall have received a certificate of the Company and each Stockholder to such effect;

               (b) Covenants. The covenants and agreements contained in this Agreement to be performed or complied with by the Company and the Stockholders on or before the Effective Time shall have been complied with in all material respects, and Parent shall have received a certificate to such effect of the Company, with respect to the covenants to be performed or complied with by the Company, and of each Stockholder, with respect to the covenants to be performed or complied with by such Stockholder;

               (c) No Uninsured Casualty. The Company shall not have suffered any uninsured casualty, loss or damage with respect to any of the Assets that in the aggregate would have a replacement cost of more than $1,000,000;

               (d) Due Diligence. Parent shall have completed all of its business, financial, legal, accounting and environmental due diligence with respect to the Company and the Stockholders and Parent shall, in its judgment, be satisfied with the results thereof;

               (e) Fiscal Year 1997 Financial Statements. Parent and Merger Sub shall have received the Fiscal Year 1997 Financial Statements; and

               (f) Incumbency Certificate. Parent and Merger Sub shall have received a certificate of the Secretary of the Company certifying the names and signatures of the officers of the Company who are authorized to sign this Agreement and the other documents to be delivered hereunder.

                  SECTION 9.03. Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction of the following further conditions:

               (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub contained in this Agreement shall have been true and correct when made and shall be true and correct as of the Effective Time, with the same force and effect as if made as of the Effective Time, other than such representations and warranties as are made as of another date, and the Company shall have received a certificate of Parent to such effect;

               (b) Covenants. The covenants and agreements contained in this Agreement to be performed or complied with by Parent and Merger Sub on or before the Effective Time shall have been performed or complied with in all material respects, and the Company shall have received a certificate of an executive officer of Parent and Merger Sub to such effect;

               (c) Registration Rights Agreement. The Registration Rights Agreement, in substantially the form attached hereto as Exhibit 9.03(c), shall have been executed and delivered by Parent (the "Registration Rights Agreement");

               (d) Incumbency Certificate. The Company and the Stockholders shall have received a certificate of the Secretary of each of Parent and Merger Sub certifying the names and signatures of the officers of such party who are authorized to sign this Agreement and the other documents to be delivered hereunder; and

               (e) The Company and the Stockholders shall have obtained an opinion from their tax advisor that the Merger qualifies as a tax free reorganization under the provisions of Section 368(a) of the Code.

                                    ARTICLE X

                                 INDEMNIFICATION

                  SECTION 10.01. Survival of Representations and Warranties. The representations and warranties of the Company and the Stockholders contained in
Section 4.14 or 4.15, shall survive until November 30, 1998. Neither the period of survival nor the liability of any Indemnifying Party with respect to representations and warranties shall be reduced by any investigation made at any time by or on behalf of any Indemnified Party. If written notice of a claim setting forth in reasonable detail the basis of such claim has been given prior to the expiration of the applicable representations and warranties by the Indemnified Party to the applicable Indemnifying Party, then the relevant representations and warranties shall survive as to such claim until such claim has been finally resolved.

                  SECTION 10.02. Indemnification by the Stockholders. (a) Parent and its Affiliates, officers, directors, employees, agents, successors and assigns (for purposes of this Article X, each an "Indemnified Party") shall be indemnified and held harmless by the Stockholders, jointly but not severally (for purposes of this Article X, each a "Indemnifying Party") for any and all liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, reasonable attorneys' and consultants' fees and expenses) actually suffered or incurred by them (including, without limitation, any Action brought or otherwise initiated by any of them) (each a "Loss"), arising out of or resulting from the breach of any representation or warranty contained in Section 4.14 or 4.15 by the Company or any Stockholder; provided, however, that, in the event a review or audit of the Company's Tax returns for any Tax period ending prior to the Effective Time results in an assessment for additional Taxes due from the Company, the Stockholder's indemnification obligation with respect to Taxes pursuant to this Section 10.02 shall apply only if the assessment for such additional Taxes is based upon a determination by the assessing Tax authority that such additional Taxes are due because of (i) a finding of fraud and/or (ii) the disallowance of any deduction taken by the Company and determined to be a personal expense of a Stockholder.

                  (b) An Indemnified Party shall give the applicable Indemnifying Party notice of any matter which an Indemnified Party has determined has given or could give rise to a right of indemnification under this
Article X, within 30 calendar days of such determination, stating the amount of the Loss, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises; provided, however, that the failure to provide such notice shall release the applicable Indemnifying Party from any of its obligations under this Article X if, and only to the extent that, such Indemnifying Party is materially prejudiced by such failure. The obligations and liabilities of an Indemnifying Party under this Article X with respect to Losses arising from claims of any third party which are subject to the indemnification provided for in this Article X ("Third Party Claims") shall be governed by and contingent upon the following additional terms and conditions: if an Indemnified Party shall receive notice of any Third Party Claim, the Indemnified Party shall give the Indemnifying Party notice of such Third Party Claim within ten calendar days of the receipt by the Indemnified Party of such notice; provided, however, that the failure to provide such notice shall only release the applicable Indemnifying Party from any of its obligations under this Article X if, and only to the extent that, such Indemnifying Party is materially prejudiced by such failure. If the Indemnifying Party acknowledges in writing its obligation to indemnify the Indemnified Party hereunder against any losses that may result from such Third Party Claim, then the Indemnifying Party shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to the Indemnified Party within 30 days of the receipt of such notice from the Indemnified Party; provided, however, that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the reasonable judgment of the Indemnified Party for the same counsel to represent both the Indemnified Party and the Indemnifying Party, then the Indemnified Party shall be entitled to retain its own counsel, in each jurisdiction for which the Indemnified Party reasonably determines counsel is required, at the expense of the Indemnifying Party; provided, however, that in no event shall the Indemnifying Party be liable for the expenses of more than one counsel in any jurisdiction in addition to local counsel. In the event the Indemnifying Party exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Party shall cooperate, and shall use reasonable efforts to cause its Affiliates, officers, directors, employees and agents to cooperate, with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party's expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control, and shall use reasonable efforts to cause its Affiliates, officers, directors, employees and agents to make available to the Indemnifying Party, at the Indemnifying Party's expense, all witnesses, pertinent records, materials and information in the possession or under the control of any of them relating thereto as is reasonably required by the Indemnifying Party. Similarly, in the event the Indemnified Party is conducting the defense against any such Third Party Claim, the Indemnifying Party shall cooperate, and shall use reasonable efforts to cause its Affiliates, officers, directors, employees and agents to cooperate, with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnifying Party's expense, all such witnesses, records, materials and information in the Indemnifying Party's possession or under the Indemnifying Party's control in connection with such claim, and shall use reasonable efforts to cause its Affiliates, officers, directors, employees and agents to make available to the Indemnified Party, at the Indemnifying Party's expense, all witnesses, records, materials and information in the possession or under the control of any of them, relating thereto as is reasonably required by the Indemnified Party. No such Third Party Claim may be settled by the Indemnifying Party without the prior written consent of the Indemnified Party which consent shall not be unreasonably withheld. No Third Party Claim may be settled by the Indemnified Party without the prior written consent of the Indemnifying Party.

                  SECTION 10.03. Limits on Indemnification. The indemnification obligations of the Stockholders pursuant to Section 10.02 shall not be effective until the aggregate dollar amount of all Losses which would otherwise be indemnifiable pursuant to Section 10.02 exceeds $150,000 (the "Threshold Amount"), and the Stockholders shall not be liable to pay for the first $150,000 in aggregate amount of such Losses. The maximum amount of indemnifiable Losses which may be recovered from the Stockholders arising out of or resulting from the causes enumerated in Section 10.02 of this Agreement shall be $1,500,000.

                                   ARTICLE XI

                       TERMINATION, AMENDMENTS AND WAIVER

                  SECTION 11.01. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time as follows:

                    (a) by mutual written consent of each of Parent, the
               Stockholders and the Company;

                    (b) by Parent if the Company makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against the Company seeking to adjudicate any of them as bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any Law relating to bankruptcy, insolvency or reorganization;

                    (c) by either Parent, on the one hand, or the Company and
               Stockholders, on the other hand, if there shall be any Law that makes consummation of the Merger illegal or otherwise prohibited or if consummation of the Merger would violate any nonappealable final Order of any Governmental Authority having competent jurisdiction; provided, however, that the right to terminate this Agreement under this Section 11.01(c) shall not be available to any party who has not used its reasonable best efforts to have such Order rescinded; or

                    (d) by either Parent, on the one hand, or the Company and
               Stockholders, on the other hand, if the Effective Time shall not have occurred on or before May 1, 1998; provided, however, that the right to terminate this Agreement under this Section 11.01(d) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Effective Time to occur on or prior to such date.

                  The party desiring to terminate this Agreement shall give written notice of such termination to the other parties.

                  SECTION 11.02. Effect of Termination. In the event of termination of this Agreement as provided in Section 11.01, this Agreement shall forthwith become void and there shall be no liability on the part of Parent, Merger Sub, the Company or any of their respective officers and directors or any Stockholders except (a) as set forth in Section 12.01, (b) that nothing herein shall relieve either party from liability for any willful breach of this Agreement and (c) as set forth in the Confidentiality Agreement.

                  SECTION 11.03. Amendments and Waivers. (a) Any provision of this Agreement may be amended or waived prior to the Effective Time if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

                  (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operated as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as otherwise provided herein, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

                                   ARTICLE XII

                               GENERAL PROVISIONS

                  SECTION 12.01. Expenses. All costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the Merger shall be paid by the party incurring such costs and expenses whether or not the Effective Time shall have occurred.

                  SECTION 12.02. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in Person, by cable, telecopy (upon confirmation of receipt of delivery by the recipient), telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 12.02):

                  if to Parent:

                  Dycom Industries, Inc.
                  First Union Center,
                  Suite 600
                  4440 PGA Boulevard
                  Palm Beach Gardens, Florida  33410-6542
                  Telecopier:  (561) 627-7709
                  Attention:   Mr. Thomas R. Pledger

                  with a copy to:

                  Shearman & Sterling
                  599 Lexington Avenue
                  New York, New York  10022
                  Telecopier:  (212) 848-7179
                  Attention:  Bonnie Greaves, Esq.

                  if to the Company:

                  Installation Technicians, Inc.
                  P.O. Box 399
                  Kimberling City, MO 65686
                  Telecopier:  (417)739-5131
                  Attention:   Gerald W. Hartman

                  with copies to:

                  Kirkpatrick & Lockhart
                  Suite 200
                  201 South Biscayne Boulevard
                  Miami, Florida  33131
                  Telecopier:  (305) 358-7095
                  Attention:  Clayton Parker, Esq.

In the case of a notice given to any of the Stockholders, such notice shall be delivered or sent to the address set forth below such Stockholder's name on the signature pages hereto.

                  SECTION 12.03. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Merger is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Merger be consummated as originally contemplated to the fullest extent possible.

                  SECTION 12.04. Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

                  SECTION 12.05. Incorporation of Exhibits. The Company Disclosure Schedule, the Parent Disclosure Schedule and all Exhibits attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

                  SECTION 12.06. Attorneys' Fees. In the event that any party hereto shall file suit to enforce any of the terms of this Agreement or to recover damages for a breach of this Agreement, the prevailing party shall be entitled to recover attorney's fees and costs incurred in such proceeding.

                  SECTION 12.07. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State.

                  SECTION 12.08. Jurisdiction and Service of Process. Any legal action or proceeding with respect to this Agreement shall be brought in the courts of the State of Delaware located in Wilmington or in the United States District Court for the District of Delaware. By execution and delivery of this Agreement, each of the parties hereto accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each of the parties hereto irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by certified mail, postage prepaid, to the party at its address set forth in Section 12.02 hereof.

                  SECTION 12.09. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                  SECTION 12.10. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                  SECTION 12.11. Entire Agreement. This Agreement (including the Annexes, the Exhibits, the Company Disclosure Schedule and the Parent Disclosure Schedule) and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

                  SECTION 12.12. Waiver of Jury Trial. EACH OF PARENT, THE COMPANY, THE STOCKHOLDERS AND MERGER SUB HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, THE COMPANY, THE STOCKHOLDERS OR MERGER SUB IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above, in the case of Parent, Merger Sub and the Company, by their respective officers thereunto duly authorized.


                                                DYCOM INDUSTRIES INC.



                                                By /s/ Thomas R. Pledger
                                                  -----------------------------
                                                Name: Thomas R. Pledger
                                                Title: Chairman and CEO


                                                DYCOM ACQUISITION CORPORATION I



                                                By /s/ Thomas R. Pledger
                                                  -----------------------------
                                                Name: Thomas R. Pledger
                                                Title: Chairman of the Board


                                                INSTALLATION TECHNICIANS, INC.



                                                By /s/ Gerald W. Hartman
                                                  -----------------------------
                                                Name: Gerald W. Hartman
                                                Title: Chief Executive Officer

                                  STOCKHOLDERS:


                                          /s/ Thomas E. Atkins
                                            -----------------------------
                                          Name:      Thomas E. Atkins
                                          Address:   3909 West Broadway
                                                     Columbia, MO 65203


                                          /s/ Gerald W. Hartman
                                            -----------------------------
                                          Name:       Gerald W. Hartman
                                          Address:    139 Schooner Bay Landing
                                                      Kimberling City, MO 65686


                                          /s/ John J. Ekstrom
                                            -----------------------------
                                          Name:        John J. Ekstrom
                                          Address:     1525 N.W. 121 Drive
                                                       Coral Spring, FL 33071

                                 Exhibit 9.01(d)

                                     FORM OF
                              EMPLOYMENT AGREEMENT


                  This Employment Agreement (the "Employment Agreement") is made this ___ day of ____, 1998, by and between Gerald W. Hartman (the "Employee") and Installation Technicians, Inc., a Missouri corporation (the "Employer"), and Dycom Industries, Inc, a Florida corporation (the "Company").

                  1. Employment and Service on the Board of Directors. Subject to the terms and conditions hereof, as of the "Effective Time", as this term is defined in that certain Agreement and Plan of Merger (the "Merger Agreement") dated February 23, 1998 and executed, by the Employer, the Company and the Stockholders (as defined in the Merger Agreement), the Employer hereby agrees to employ the Employee as the Employer's President and Chief Executive Officer to perform such specific duties and have such responsibilities as the board of directors of the Employer (the "Board of Directors") may from time to time establish; provided, however, that such duties shall be consistent with the duties and responsibilities typically accorded to a president and chief executive officer. The Employee hereby accepts employment by the Employer as President and Chief Executive Officer, subject to the terms and conditions hereof, and agrees to devote his full business time and attention to his duties hereunder, to the best of his abilities. While an employee of the Employer, the Employee shall also serve as a member of the Board of Directors during the term of this Employment Agreement.

                  2.    Term of Employment; Certain Definitions.

                  (a) The term of the Employee's employment pursuant to this Employment Agreement shall commence as of the Effective Time and shall terminate upon the earlier of (i) termination pursuant to paragraph 5 hereof or (ii) the fifth anniversary of the Effective Time. The foregoing notwithstanding, in the event that the Merger Agreement is terminated, or the transactions contemplated pursuant to the Merger Agreement are abandoned, then this Employment Agreement shall be terminated and it shall have no further force or effect.

                  (b) "Post-Employment Period" means the period commencing on the date of the Employee's termination of employment (or the date the Employee is determined to be Disabled, as such term is hereinafter defined) and ending on the earlier of the third anniversary of such termination of employment or the expiration of the term of this Employment Agreement; provided however, the Post-Employment Period will not end prior to the first anniversary of the Employee's termination of employment.

                  (c) "Prior Year Bonus" means the amount of any bonus earned by the Employee with respect to services rendered during the prior fiscal year of the Employer, regardless of when such bonus is paid.

                  3.    Compensation, Benefits and Expenses.

                  (a) During the term of the Employee's employment pursuant to this Employment Agreement, the Employee shall be paid a base annual salary of $260,000 (the "Base Pay"). Payment will be made on the regularly scheduled pay dates of the Employer, subject to all appropriate withholdings or other deductions required by law or by the Employer's established policies applicable to all the Employees of the Employer. The Employer may increase the Employee's Base Pay at the Employer's sole discretion, but shall not reduce the Base Pay below the rate established by this Employment Agreement without the Employee's written consent.

                  (b) In addition to any other compensation payable to the Employee pursuant to this Employment Agreement, during the term of the Employee's employment pursuant to this Employment Agreement the Employee may be paid an annual bonus as determined by and within the sole discretion of board of directors of the Company.

                  (c) The Employee's services hereunder shall be performed at the principal offices of the Employer in the southwestern Missouri area, subject to travel that is consistent with prior practice of the Employee.

                  (d) In addition to compensation payable to the Employee as described above, the Employee shall be entitled to participate in all the employee benefit plans or programs of the Company as are available to management employees of the Employer generally and such other benefit plans or programs as may be specified by the Board of Directors, including any stock options that may be granted by the board of directors of the Company ("Employee Benefits"). Employee Benefits provided the Employee will be no less favorable in the aggregate than those benefits of the Employer in which the Employee was enrolled immediately prior to the Effective Date. With respect to the Employee, the Employer and the Company hereby waive any applicable waiting period for the Employee Benefits.

                  (e) On a timely basis, the Employer shall reimburse the Employee for such reasonable out-of-pocket expenses as the Employee may incur for and on behalf of the furtherance of the Employer's business, provided that the Employee submits to the Employer satisfactory documentation or other support for such expenses in accordance with the Employer's expense reimbursement policy.

                  4.    Covenants of the Employee.

                  (a) While employed by the Employer, the Employee shall not directly or indirectly engage in any business, whether as a proprietor, partner, joint venturer, employer, agent, employee, consultant, officer or beneficial or record owner of more than one percent of the stock of any corporation or association of any nature which is competitive to the business conducted by the Employer, the Company, or any of the Company's other wholly owned subsidiaries.

                  (b) At no time will the Employee divulge or appropriate to the Employee's own use or to the use of others any trade secrets or confidential information or confidential knowledge pertaining in any to the business of the Employer, the Company or any of the Company's other wholly owned subsidiaries.

                  (c) In the event the Employee breaches this Employment Agreement (including, without limitation, by terminating his employment without Good Reason (as hereinafter defined)) or if the Employee's employment is terminated for Cause (as hereinafter defined), the Employee separately agrees, being fully aware that the performance of this Employment Agreement is important to preserve the present value of the property and business of the Employer and the Company, that during the Post-Employment Period, the Employee shall not directly or indirectly engage in any business, whether as proprietor, partner, joint venturer, employer, agent, employee, consultant, officer or beneficial or record owner of more than one percent of the stock of any corporation or association of any nature which is competitive to the business conducted by the Employer or any of the Company's other wholly owned subsidiaries in the geographical service area of the Employer or any of the Company's other wholly owned subsidiaries, determined as of the date of the Employee's termination of employment. Within such geographical service areas and during such non-compete period, the Employee shall not solicit or do business competitive to the business conducted by the Employer or any of the Company's other wholly owned subsidiaries, with any customers, partners or associates of the Employer or any of the Company's other wholly owned subsidiaries. The foregoing notwithstanding, the Employee may continue to hold his existing ownership interest, determined as of the Effective Time, of Holland Telecommunications Group , Inc., but may not directly or indirectly increase such ownership interest or engage actively in the management or business activities of such corporation.

                  (d) The Employee agrees that the breach by the Employee of any of the foregoing covenants is likely to result in irreparable harm, directly or indirectly, to the Employer and the Company. The Employee, therefore, consents and agrees that if the Employee violates any of such covenants, the Employer and the Company shall be entitled, among and in addition to any other rights or remedies available under this Employment Agreement or at law or in equity, to temporary and permanent injunctive relief to prevent the Employee from committing or continuing a breach of such covenants.

                  (e) It is the desire, intent and agreement of the Employee and the Employer that the restrictions placed on the Employee by this paragraph 4 be enforced to the fullest extent permissible under the law and public policy applied by any jurisdiction in which enforcement is sought. Accordingly, if and to the extent that any portion of this paragraph 4 shall be adjudicated to be unenforceable, such portion shall be deemed amended to delete therefrom or to reform the portion thus adjudicated to be invalid or unenforceable, such deletion or reformation to apply only with respect to the operation of such portion in the particular jurisdiction in which such adjudication is made.

                  (f) Except with respect to the equitable relief contemplated under paragraph 4(d), any controversy or claim arising out of or relating to this Employment

Agreement shall be settled by arbitration in Palm Beach County, Florida in accordance with the rules then in effect of the American Arbitration Association, and judgment upon the award rendered may be entered in any court having jurisdiction thereon. The prevailing party in any such arbitration will be entitled to an award of its attorney fees and may recover fees and costs incurred enforcing an arbitration award.

                  5.    Termination.

                  (a) The Employer shall have the right to terminate the Employee's employment at any time and for any reason. If the Employee is terminated for Cause, the Employer shall have no obligation to pay the Employee any Base Pay or other compensation or to provide any Employee Benefits subsequent to the date of the Employee's termination of employment. Termination for "Cause" shall mean termination of employment for any of the following reasons:

                  (i) the Employee entering a plea of no-contest with respect to or being convicted by a court of competent and final jurisdiction of any crime, whether or not involving the Employer, that constitutes a felony in the jurisdiction involved;

                  (ii) the Employee committing any act of fraud, misappropriation, embezzlement, unethical business conduct or other act of dishonesty against the Employer or the Company, or materially breaching a fiduciary obligation thereto; or

                  (iii) the Employee materially breaching this Employment
                        Agreement or failing or refusing to perform any of his duties as required by this Employment Agreement in any material respect.

                  (b) Unless otherwise terminated earlier pursuant to the terms of this Employment Agreement, the Employee's employment under this Employment Agreement will terminate upon the Employee's death and may be terminated by the Employer or the Employee upon giving not less than thirty days written notice to the other in the event that the Employee, because of physical or mental disability or incapacity, is unable to perform the Employee's duties hereunder for an aggregate of one hundred eighty working days during any twelve-month period ("Disabled"). All questions arising with respect to whether the Employee is Disabled shall be determined by a reputable physician mutually selected by the Employer and the Employee at the time such question arises. If the Employer and the Employee cannot agree upon the selection of a physician within a period of seven days after such question arises, then the Chief of Staff of Good Samaritan Hospital in West Palm Beach, Florida shall be asked to select a physician to make such determination. The determination of the physician selected pursuant to the above provisions of this paragraph 5(b) as to such matters shall be conclusively binding upon the parties hereto. If the Employee is determined to be Disabled, the Employer shall provide the Employee with the Severance Benefits. The "Severance Benefits" means (i) prompt payment of any unpaid Base Pay earned through the date of the Employee's termination and a pro rata bonus with respect to the fiscal year of the Employer in which the Employee's employment terminates determined by multiplying the Prior Year Bonus by a fraction, the denominator of which is 365 and the numerator of which is the number of days of the Employer's fiscal year preceding the date of such termination, (ii) payment each month during the Post-Employment Period of an amount equal to one-twelfth of the sum of the Employee's Base Pay and Prior Year Bonus, and (iii) providing the Employee and his eligible dependents with medical and dental benefits during the Post-Employment Period upon the same terms and conditions as if the Employee were still employed by the Employer.

                  (c) The Employee may terminate his employment for Good Reason. For purposes of this paragraph 5, "Good Reason" shall mean the following:

                   (i) the Employer failing to pay any portion of the Employee's Base Pay or failing to provide the Employee any Employee Benefits due the Employee hereunder;

                   (ii)  the Employer discharging the Employee without Cause;

                   (iii) the Employer materially breaching any other agreement with the Employee;

                   (iv) the Employer materially and inappropriately changing the duties and responsibilities of the Employee;

                   (v) the Employer transferring the Employee from the southwestern Missouri area without the Employee's consent; or

                   (vi) the merger of the Employer with, or the sale of a majority of the stock of the Employer to, or the sale of substantially all of the assets of the Employer to any person, corporation or other business entity that is not affiliated with or controlled by the Company.

If the Employee shall terminate his Employment for Good Reason, provided that the Employer does not also have grounds to terminate his Employment for Cause, the Employee shall not be liable to the Employer for any damages as a result thereof and shall not be bound by the provisions of paragraph 4(c) hereof. Furthermore, the Employer shall provide the Employee with the Severance Benefits.

                  (d) In the event the Employer terminates the Employee's employment without Cause, the Employer shall provide the Employee with the Severance Benefits.

                  (e) In the event that it is determined by an independent accounting firm designated by the Company that any amount payable to the Employee under this Employment Agreement, alone or when aggregated with any amount payable to the Employee pursuant to any other plan or arrangement of the Employer or the Company (collectively, the "Parachute Payments"), would constitute an "excess parachute payment" within the meaning of Section 280G of Internal Revenue Code of 1986, as amended (the "Code"), then the aggregate present value of the Parachute Payments shall be reduced to the amount, expressed as a present value, which maximizes the aggregate present value of the Parachute Payments without causing any such payment to be nondeductible by the Employer or the Company under Section 280G of the Code; provided, however, that the Parachute Payments will not be reduced if the Employee's net after-tax income with respect to the Parachute Payments absent such reduction would exceed the Employee's net after-tax income with respect to the Parachute Payments after giving effect to such reduction.

                  6.    Assignment and Succession.

                  (a) The services to be rendered and obligations to be performed by the Employee under this Employment Agreement are special and unique, and all such services and obligations and all of the Employee's rights under this Employment Agreement are personal to the Employee and shall not be assignable or transferrable. In the event of the Employee's death, however, the Employee's personal representative shall be entitled to receive any and all payments then due under this Employment Agreement. The Employer may assign this Employment Agreement to any subsidiary of the Employer or in connection with any merger or consolidation involving the Employer or a sale of substantially all of the assets of the Employer, as the case may be, provided that such successor shall assume (by contract or operation of law) all of the Employer's obligations hereunder.

                  (b) This Employment Agreement shall inure to the benefit of and be binding upon and enforceable by the Employer and the Employee and their respective successors, permitted assigns, heirs, legal representatives, executors, and administrators. If the Employer shall be merged into or consolidated with another entity, the provisions of the Employment Agreement shall be binding upon and inure to the benefit of the entity surviving such merger or resulting from such consolidation. The Employer will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Employer, by agreement in form and substance satisfactory to the Employee, to expressly assume and agree to perform this Employment Agreement in the same manner that the Employer would be required to perform it if no such succession had taken place. The provisions of this paragraph 6(b) shall continue to apply to each subsequent employer of the Employee hereunder in the event of any subsequent merger, consolidation, or transfer of assets of such subsequent employer.

                  7.    Notices.

                  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this paragraph 7):

                  if to the Employer or the Company:

                  Dycom Industries, Inc.
                  First Union Center, Suite 600
                  4440 PGA Boulevard
                  Palm Beach Gardens, Florida  33410-6542
                  Attention: Thomas R. Pledger

                  with a copy to:

                  Shearman & Sterling
                  599 Lexington Avenue
                  New York, New York  10022
                  Attention:  Bonnie Greaves, Esq.

                  if to the Employee:

                  Gerald W. Hartman
                  139 Schooner Bay Landing
                  Kimberling City, Missouri  65686

                  8.    Waiver of Breach.

                  The waiver by the Employer or the Employee of a breach of any provision of this Employment Agreement by another party shall not operate or be construed as a waiver by any other party of any subsequent breach.

                  9.  Amendment.

                  This Employment Agreement may be amended only by a written instrument signed by all parties hereto.

                  10.  Governing Law; Jurisdiction and Service of Process.

                  This Employment Agreement shall be governed by the laws of the State of Delaware applicable to contracts executed in and to be performed in that State.

                  11.  Partial Invalidity.

                  The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

                  12.  Entire Agreement.

                  All prior negotiations and agreements between the parties hereto with respect to the matters contained herein are superseded by this Employment Agreement, and there are no representations, warranties, understandings or agreements other than those expressly set forth herein.

                  IN WITNESS WHEREOF, the Employee and the Employer have entered into this Employment Agreement as of the date set forth above.

                         EMPLOYEE



                         ------------------------------
                         Gerald W. Hartman



                         INSTALLATION TECHNICIANS, INC.



                          By:
                             --------------------------
                          Name:
                          Title:


                  Solely in the capacity of guarantor of the Employer's obligations under this Employment Agreement, the Company hereby executes this Employment Agreement effective as of the date set forth above.


                           DYCOM INDUSTRIES, INC.



                           ------------------------------
                           Thomas R Pledger
                           Chairman and Chief Executive Officer

                                  Exhibit 9.03

                                     FORM OF
                          REGISTRATION RIGHTS AGREEMENT


                  REGISTRATION RIGHTS AGREEMENT dated as of _____ __, 1998 (this "Agreement") among DYCOM INDUSTRIES, INC., a Florida corporation (the "Company"), and the parties listed on the signature pages hereto (each a "Purchaser" and, collectively, the "Purchasers") who will, as of the effective time of the Merger (as defined below) be holders of the amount of common stock, par value $0.33 1/3 per share, of the Company (the "Common Stock") set forth on
Schedule I to this Agreement.

                  WHEREAS, Dycom Acquisition Corporation I, a Missouri corporation and wholly owned subsidiary of the Company ("Merger Sub") will be merged (the "Merger") with and into Installation Technicians, Inc., a Missouri corporation ("ITI"), pursuant to an Agreement and Plan of Merger dated as of February 23, 1998 among the Company, Merger Sub, ITI and the Purchasers (the "Merger Agreement");

                  WHEREAS, the Purchasers will receive the Common Stock pursuant to the Merger Agreement; and

                  WHEREAS, it is a condition to the obligations of the parties to the Merger Agreement that this Agreement be entered into by the parties hereto concurrently with the closing under the Merger Agreement.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual convents and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                  1. Certain Definitions. The following terms, as used herein, have the following meanings:

                  "Affiliate" of a Holder means a Person who controls, is controlled by or is under common control with such Holder or the spouse or children (or a trust exclusively for the benefit of a spouse and/or children) of such Holder or, in the case of a Holder that is a partnership, its partners.

                  "Agreement" has the meaning set forth in the preamble to this agreement.

                  "ITI" has the meaning set forth in the recitals to this Agreement.

                  "Common Stock" has the meaning set forth in the preamble to this

Agreement.

                  "Company" has the meaning set forth in the preamble to this Agreement.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute, as the same shall be in effect at the time.

                  "Holder" means the Purchaser or any assignee thereof to whom the rights under this Agreement are assigned in accordance with the provisions of Section 13.

                  "Initiating Holders" has the meaning set forth in Section
3(a).

                  "Maximum Demand Amount" has the meaning set forth in Section 3(a).

                  "Merger" has the meaning set forth in the recitals to this Agreement.

                  "Merger Agreement" has the meaning set forth in the recitals to this Agreement.

                  "Merger Sub" has the meaning set forth in the preamble to this Agreement.

                  "Minimum Demand Amount" has the meaning set forth in Section 3(a).

                  "Person" means an individual, corporation, partnership, limited partnership, syndicate, person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

                  "PORTAL" has the meaning set forth in Section 9(b).

                  "Purchaser" has the meaning set forth in the preamble to this Agreement.

                  "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act and the declaration or ordering of effectiveness of such registration statement or document.

                  "Registrable Stock" means (a) the Common Stock issued to the Purchaser pursuant to the Merger Agreement, (b) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, option or other convertible security which is issued) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the Common Stock issued to the Purchaser pursuant to the Merger Agreement, and (c) any Common Stock issued by way of a stock split of the Common Stock referred to in clause (a) or (b) above. For purposes of this Agreement, any Registrable Stock shall cease to be Registrable Stock when (1) a registration statement covering such Registrable Stock has been declared effective and such Registrable Stock has been disposed of pursuant to such effective registration statement, (2) such Registrable Stock is sold by a Person in a transaction in which the rights under the provisions of this Agreement are not assigned or (3) such Registrable Stock is sold pursuant to Rule 144(k) (or any similar provision then in force under the Securities Act) without registration under the Securities Act.

                  "SEC" means the Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute, as the same shall be in effect at the time.

                  2. Notice of Proposed Transfer. Prior to any proposed transfer of any Registrable Stock (other than under the circumstances described in Section 3 or 4), the holder thereof shall have given written notice to the Company of its intention to effect such transfer. Each such notice shall describe the manner of the proposed transfer and, if requested by the Company, shall be accompanied by an opinion of counsel satisfactory to the Company to the effect that the proposed transfer may be effected without registration under the Securities Act, whereupon the holder of such stock shall be entitled to transfer such stock in accordance with the terms of its notice. Each certificate for Registrable Stock transferred as provided above shall bear the legend required pursuant to Section 7.08(a) of the Merger Agreement, except that such certificate shall not bear such legend if (i) such transfer is in accordance with the provisions of Rule 144 (or any other rule permitting public sale without registration under the Securities Act) or (ii) the opinion of counsel referred to above is to the further effect that the transferee and any subsequent transferee (other than an Affiliate of the Company) would be entitled to transfer such securities in a public sale without registration under the Securities Act.

                  3.    Demand for Registration.

                  (a) On and after the date that is six (6) months from the date of this Agreement, the Holders of at least 33 1/3% of the Registrable Stock (the "Initiating Holders") may demand in a written notice that the Company file a registration statement under the Securities Act (or a similar document pursuant to any other statute then in effect corresponding to the Securities Act) covering the registration of any or all Registrable Stock held by such Initiating Holders in the manner specified in such notice, provided that the amount of Registrable

         Stock included in such registration shall be equal to at least 33 1/3% (the "Minimum Demand Amount"), but not more than 50% (the "Maximum Demand Amount"), of the total Registrable Stock held by each Holder. Following receipt of any notice under this Section 3 the Company shall
         (x) within twenty (20) days notify all other Holders of such request in writing and (y) use its reasonable efforts to cause to be registered under the Securities Act, subject to the proviso of the immediately preceding sentence, all Registrable Stock that the Initiating Holders and such other Holders have demanded, within ten (10) days after the Company has given such notice, be registered in accordance with the manner of disposition specified in such notice by the Initiating Holders.

                  (b) If the Initiating Holders intend to have the Registrable Stock distributed by means of an underwritten offering, the Company shall include such information in the written notice referred to in clause (x) of Section 3(a). In such event, the right of any Holder to include its Registrable Stock in such registration shall be conditioned upon such Holder's participation in such underwritten offering and the inclusion of such Holder's Registrable Stock in the underwritten offering (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) on the terms provided below. All Holders proposing to distribute Registrable Stock through such underwritten offering shall enter into an underwriting agreement in customary form with the underwriter or underwriters. Such underwriter or underwriters shall be selected by a majority in interest of the Initiating Holders and shall be approved by the Company, which approval shall not be unreasonably withheld, provided, that (i) all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Holders of Registrable Stock,
         (ii) any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement shall be conditions precedent to the obligations of such Holders of Registrable Stock, and
         (iii) no Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder, the Registrable Stock of such Holder and such Holder's intended method of distribution and any other representations required by law or reasonably required by the underwriter. If any Holder of Registrable Stock disapproves of the terms of the underwriting, such Holder may elect to withdraw all its Registrable Stock by written notice to the Company, the managing underwriter and the Initiating Holders. The Registrable Stock so withdrawn shall also be withdrawn from registration. If, as a result of such withdrawal, the amount of Registrable Stock to be included in the offering is less than the Minimum Demand Amount, the Company shall not be required to proceed with such offering.

                  (c) Notwithstanding any provision of this Agreement to the contrary:

                    (i) the Company shall not be required to effect a registration pursuant to this Section 3 during the period starting with the date of filing by the Company of, and ending on a date one hundred twenty (120) days following the effective date of, a registration statement pertaining to a public offering of securities for the account of the Company or on behalf of the selling stockholders under any other registration rights agreement which the Holders have been entitled to join pursuant to Section 4; provided that the Company shall actively employ in good faith all reasonable efforts to cause such registration statement to become effective as soon as possible; and

                    (ii) if the Company shall determine in good faith that such registration would interfere with any material transaction then being pursued by the Company, the Company's obligation to use its reasonable efforts to file a registration statement shall be deferred for a period not to exceed ninety (90) days.

                  (d) The Company shall not be obligated to effect and pay for more than one (1) registration pursuant to this Section 3; provided, that a registration demanded pursuant to this Section 3 shall not be deemed to have been effected for purposes of this Section 3(d) unless
         (i) it has been declared effective by the SEC, (ii) it has remained effective for the period set forth in Section 9(a) and (iii) the offering of Registrable Stock pursuant to such registration is not subject to any stop order, injunction or other order or requirement of the SEC (other than any such stop order, injunction, or other requirement of the SEC prompted by any act or omission of Holders of Registrable Stock).

                  4. Participatory Registration. Subject to Section 8, if at any time the Company determines that it shall file a registration statement under the Securities Act (other than a registration statement on a Form S-4 or S-8 or filed in connection with an exchange offer or an offering of securities solely to the Company's existing stockholders) on any form that would also permit the registration of the Registrable Stock and such filing is to be on its behalf and/or on behalf of selling holders of its securities for the general registration of its Common Stock to be sold for cash, the Company shall each such time promptly give each Holder written notice of such determination setting forth the date on which the Company proposes to file such registration statement, which date shall be no earlier than thirty (30) days from the date of such notice, and advising each Holder of its right to have Registrable Stock included in such registration. Upon the written request of any Holder received by the Company no later than ten (10) days after the date of receipt of the Company's notice, the Company shall use its reasonable efforts to cause to be registered under the Securities Act all of the Registrable Stock that each such Holder has so requested to be registered; provided that the amount of Registrable Stock included in such registration shall be equal to at least the Minimum Demand Amount but not more than the Maximum Demand Amount. If, in the opinion of the managing underwriter (or, in the case of a non-underwritten offering, in the opinion of the Company), the total amount of such securities to be so registered, including such Registrable Stock, will exceed the maximum amount of the Company's securities which can be marketed (a) at a price reasonably related to the then current market value of such securities, or (b) without otherwise materially and adversely affecting the entire offering, then the Company shall be entitled either (i) to reduce the number of shares of Registrable Stock to be registered or (ii) to elect not to register any shares of Registrable Stock in such offering. Any reduction made pursuant to the immediately preceding sentence shall be allocated among all such Holders in proportion (as nearly as practicable) to the amount of Registrable Stock owned by each Holder at the time of filing the registration statement.

                  5. Obligations of the Company. Whenever required under Section 3 to use its reasonable efforts to effect the registration of any Registrable Stock, the Company shall, as expeditiously as possible:

                  (a) prepare and file with the SEC a registration statement signed, pursuant to Section 6(a) of the Securities Act, by the officers and directors of the Company with respect to such Registrable Stock and use its reasonable efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby determined as hereinafter provided;

                  (b) prepare and file with the SEC such amendments and supplements to such registration statement signed, pursuant to Section 6(a) of the Securities Act, by the officers and directors of the Company and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Stock covered by such registration statement;

                  (c) furnish to the Holders such numbers of copies of the registration statement and the prospectus included therein (including each preliminary prospectus and any amendments or supplements thereto in conformity with the requirements of the Securities Act) and such other documents and information as they may reasonably request;

                  (d) use its reasonable efforts to register or qualify the Registrable Stock covered by such registration statement under such other securities or blue sky laws of such jurisdiction within the United States and Puerto Rico as shall be reasonably appropriate for the distribution of the Registrable Stock covered by the registration statement; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business in or to file a general consent to service of process in any jurisdiction wherein it would not but for the requirements of this paragraph (d) be obligated to do so; and provided, further, that the Company shall not be required to qualify such Registrable Stock in any jurisdiction in which the securities regulatory authority requires that any Holder submit any shares of its Registrable Stock to the terms, provisions and restrictions of any escrow, lockup or similar agreement(s) for consent to sell Registrable Stock in such jurisdiction unless such Holder agrees to do so;

                  (e) promptly notify each Holder for whom such Registrable Stock is covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and at the request of any such Holder promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made;

                  (f) furnish, at the request of any Holder demanding registration of Registrable Stock pursuant to Section 3, if the method of distribution is by means of an underwriting, on the date that the shares of Registrable Stock are delivered to the underwriters for sale pursuant to such registration, or if such Registrable Stock is not being sold through underwriters, on the date that the registration statement with respect to such shares of Registrable Stock becomes effective, (i) a signed opinion, dated such date, of the independent legal counsel representing the Company for the purpose of such registration, addressed to the underwriters, if any, and if such Registrable Stock is not being sold through underwriters, then to the Holders making such request, as to such matters as such underwriters or the Holders holding a majority of the Registrable Stock included in such registration, as the case may be, may reasonably request and as would be customary in such a transaction; and (ii) letters dated such date and the date the offering is priced from the independent certified public accountants of the Company, addressed to the underwriters, if any, and if such Registrable Stock is not being sold through underwriters, then to the Holders making such request and, if such accountants refuse to deliver such letters to such Holders, then to the

         Company (A) stating that they are independent certified public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements and other financial data of the Company included in the registration statement or the prospectus, or any amendment or supplement thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and (B) covering such other financial matters (including information as to the period ending not more than five (5) business days prior to the date of such letters) with respect to the registration in respect of which such letter is being given as such underwriters or the Holders holding a majority of the Registrable Stock included in such registration, as the case may be, may reasonably request and as would be customary in such a transaction;

                  (g) enter into customary agreements (including if the method of distribution is by means of an underwriting, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Stock to be so included in the registration statement;

                  (h) otherwise use its reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, but not later than eighteen (18) months after the effective date of the registration statement, an earnings statement covering the period of at least twelve
         (12) months beginning with the first full month after the effective date of such registration statement, which earnings statements shall satisfy the provisions of Section 11(a) of the Securities Act;

                  (i) use its reasonable efforts to list the Registrable Stock covered by such registration statement with any securities exchange on which the Common Stock is then listed; and

                  (j) shall use its reasonable efforts to cause such Registration Statement (i) to become effective as soon as possible after the filing thereof and (ii) to remain effective, with a prospectus at all times meeting the requirements of the Securities Act for so long as a prospectus may be required to be delivered pursuant to the Securities Act.

For purposes of Sections 5(a) and 5(b), the period of distribution of Registrable Stock in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Registrable Stock in any other registration shall be deemed to extend until the earlier of the sale of all Registrable Stock covered thereby and six (6) months after the effective date thereof.

                  6. Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement that the Holders shall furnish to the Company such information regarding themselves, the Registrable Stock held by them, and the intended method of disposition of such securities as the Company shall reasonably request and as shall be required in connection with the action to be taken by the Company.

                  7. Expenses of Registration. All expenses incurred in connection with each registration pursuant to Section 3 and Section 4 of this Agreement, excluding underwriters' discounts and commissions, but including without limitation all registration, filing and qualification fees, word processing, duplicating, printers' and accounting fees (including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance), fees of the New York Stock Exchange or listing fees, messenger and delivery expenses, all fees and expenses of complying with state securities or blue sky laws, fees and disbursements of counsel for the Company, and, to the extent permitted without jeopardizing the treatment of the Merger as a pooling of interests for accounting purposes, the fees and disbursements of one counsel for the selling Holders (which counsel shall be selected by the Holders holding a majority in interest of the Registrable Stock being registered), shall be paid by the Company; provided, however, that if a registration request pursuant to Section 3 of this Agreement is subsequently withdrawn at the request of the Holders of a number of shares of Registrable Stock such that the remaining Holders requesting registration would not have been able to request registration under the provisions of Section 3 of this Agreement, such withdrawing Holders shall bear such expenses. The Holders shall bear and pay the underwriting commissions and discounts applicable to securities offered for their account in connection with any registrations, filings and qualifications made pursuant to this Agreement.

                  8. Underwriting Requirements. In connection with any underwritten offering, the Company shall not be required under Section 4 to include shares of Registrable Stock in such underwritten offering unless the Holders of such shares of Registrable Stock accept the terms of the underwriting of such offering that have been reasonably agreed upon between the Company and the underwriters selected by the Company; provided, however, that in no event shall any Holder be required to make the representations and warranties to, or agreements with, the Company and its representatives other than as contemplated by Section 3(b)(iii).

                  9. Rule 144 Information. With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Stock to the public without registration, (a) at all times after ninety (90) days after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, the Company agrees to:

                    (i) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

                  (ii) use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                  (iii) furnish to each Holder of Registrable Stock forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of such Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing such Holder to sell any Registrable Stock without registration; and

                  (b) at all times during which the Company is neither subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, it will provide, upon the written request of any Holder of Registrable Stock in written form (as promptly as practicable and in any event within 15 business days), to any prospective buyer of such stock designated by such Holder, all information required by Rule 144A(d)(4)(i) of the General Regulations promulgated by the Commission under the Securities Act. Upon written request of the Holder, the Company will cooperate with and assist any Holder of Registrable Stock or any member of the National Association of Securities Dealers, Inc. system for Private Offerings Resales and Trading through Automated Linkage ("PORTAL") in applying to designate and thereafter maintain the eligibility of the Registrable Stock for trading through PORTAL.

                  10. Indemnification. In the event any Registrable Stock is included in a registration statement under this Agreement:

                  (a) The Company shall indemnify and hold harmless each Holder, such Holder's directors and officers, each Person who participates in the offering of such Registrable Stock, including underwriters (as defined in the Securities Act), and each Person, if any, who controls such Holder or participating Person within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in such registration statement on the effective date thereof (including any prospectus filed under Rule 424 under the Securities Act or any amendments or supplements thereto) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each such Holder, such Holder's directors and officers, such participating person or controlling person for any legal or other expenses reasonably incurred by them (but not in excess of expenses incurred in respect of one counsel for all of them unless, in the reasonable judgement of an indemnified party there is a conflict of interest with another indemnified party, in which case the indemnified parties may be represented by separate counsel) in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld); provided, further, that the Company shall not be liable to any Holder, such Holder's directors and officers, participating Person or controlling Person in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such registration statement, preliminary prospectus, final prospectus or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, such Holder's directors and officers, participating Person or controlling Person. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any such Holder, such Holder's directors and officers, participating Person or controlling Person, and shall survive the transfer of such securities by such Holder. The indemnification as provided in this Section 10(a) shall be separate from, and in addition to, the indemnification provided in the Merger Agreement.

                  (b) The Holders demanding or joining in a registration severally and not jointly shall indemnify and hold harmless the Company, each of its directors and officers, each Person, if any, who controls the Company within the meaning of the Securities Act, and each agent and any underwriter for the Company (within the meaning of the Securities Act) against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director, officer, controlling Person, agent or underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement on the effective date thereof (including any prospectus filed under Rule 424 under the Securities Act or any amendments or supplements thereto) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by or on behalf of such Holder expressly for use in connection with such registration; and each such Holder shall reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling Person, agent or underwriter (but not in excess of expenses incurred in respect of one counsel for all of them unless, in the reasonable judgement of an indemnified party, there is a conflict of interest with another indemnified party, in which case the indemnified parties may be represented by separate counsel) in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld), and provided, further, that the liability of each Holder hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the net proceeds from the sale of the shares sold by such Holder under such registration statement bears to the total net proceeds from the sale of all securities sold thereunder, but not in any event to exceed the net proceeds received by such Holder from the sale of Registrable Stock covered by such registration statement.

                  (c) Promptly after receipt by an indemnified party under this
         Section 10(c) of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in and assume the defense thereof with counsel selected by the indemnifying party and reasonably satisfactory to the indemnified party; provided, however, that an indemnified party shall have the right to retain its own counsel, with all fees and expenses thereof to be paid by such indemnified party (except as provided in paragraph (a) and (b) above), and to be apprised of all progress in any proceeding the defense of which has been assumed by the indemnifying party. The failure to notify an indemnifying party promptly of the commencement of any such action shall only release the indemnifying party from any of its obligations under this Section 10 if, and only to the extent that, such indemnifying party is materially prejudiced by such failure, but the omission to so notify the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section.

                  (d) To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages or liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

                        The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 10(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                  11. Limitation on Registration Rights. Notwithstanding any other provisions of this Agreement to the contrary, the Company shall not be required to register any Registrable Stock under this Agreement with respect to any demand or demands made by any Holder after forty-two months after the date of this Agreement.

                  12. Lockup. Each Holder shall, in connection with any registration of the Company's securities, upon the request of the Company or the underwriters managing any underwritten offering of the Company's securities, agree in writing not to effect any sale, disposition or distribution of any Registrable Stock (other than that included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time not to exceed one hundred eighty (180) days from the effective date of such registration as the Company or the underwriters may specify; provided, however, that all executive officers and directors of the Company shall also have agreed not to effect any sale, disposition or distribution of any Registrable Stock under the circumstances and pursuant to the terms set forth in this Section 12.

                  13. Assignment of Registration Rights. The registration rights of any Holder under this Agreement with respect to any Registrable Stock may be assigned to an Affiliate of such Holder; provided, however, that (a) the assigning Holder shall give the Company written notice at or prior to the time of such assignment stating the name and address of the assignee and identifying the securities with respect to which the rights under this Agreement are being assigned; (b) such assignee shall agree in writing, in form and substance reasonably satisfactory to the Company, to be bound as a Holder by the provisions of this Agreement; and (c) immediately following such assignment the further disposition of such securities by such assignee is restricted under the Securities Act. No assignment of the registration rights of any Holder with respect to any Registrable Stock in accordance with this Section 13 shall cause such Registrable Stock to lose such status.

                  14. Binding Effect; Benefit. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

                  15. Governing Law; Jurisdiction and Service of Process. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State. Any legal action or proceeding with respect to this Agreement shall be brought in the courts of the State of Delaware located in Wilmington or in the United States District Court for the District of Delaware. By execution and delivery of this Agreement, each of the parties hereto accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each of the parties hereto irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by certified mail, postage prepaid, to the party at its address set forth in Section 18.

                  16. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                  17. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                  18. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telecopy upon written confirmation of receipt by the recipient, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 18):

                  if to the Company:

                  Dycom Industries, Inc.
                  First Union Center,
                  Suite 600
                  4440 PGA Boulevard
                  Palm Beach Gardens, Florida  33410-6542
                  Telecopier: (561) 627-7709
                  Attention:   Mr. Thomas R. Pledger

                  with a copy to:

                  Shearman & Sterling
                  599 Lexington Avenue
                  New York, New York  10022
                  Telecopier:  (212) 848-7179
                  Attention:  Bonnie Greaves, Esq.

In the case of a notice given to any of the Purchasers, such notice shall be delivered or sent to the address set forth below such Purchaser's name on the signature pages hereto and, in each case, with a copy of such notice to Kirkpatrick & Lockhart, Suite 200, 201 South Biscayne Boulevard, Miami, Florida 33131, Telecopier: (305) 358-7095, Attention: Clayton Parker, Esq.

                  19. Amendments and Waivers. Any provision of this Agreement may be amended or waived if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

                  20. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, or is reasonably likely to jeopardize the treatment of the Merger as a pooling of interests for accounting purposes, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions set forth in this Agreement is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, or that the treatment of the Merger as a pooling of interests for accounting purposes is reasonably likely to be jeopardized, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions set forth in this Agreement be consummated as originally contemplated to the fullest extent possible.

                  21. Entire Agreement. This Agreement (including the schedule hereto) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings among the parties with respect thereto.

                  22. Attorneys' Fees. In the event that any party hereto shall file suit to enforce any of the terms of this Agreement or to recover damages for a breach of this Agreement, the prevailing party shall be entitled to recover attorney's fees and costs incurred in such proceeding.

                  23. Waiver of Jury Trial. EACH OF THE COMPANY AND THE PURCHASERS HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE COMPANY AND THE PURCHASERS IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                             DYCOM INDUSTRIES, INC.



                              By
                                -----------------------------
                              Name:
                              Title:


                              PURCHASERS:


                              -------------------------------
                              Name:        Thomas E. Atkins
                              Address:     3909 West Broadway
                                           Columbia, MO 65203


                              -------------------------------
                              Name:         Gerald W. Hartman
                              Address:      139 Schooner Bay Landing
                                            Kimberling City, MO 65686


                              -------------------------------
                              Name:        John J. Ekstrom
                              Address:     1525 N.W. 121 Drive
                                           Coral Spring, FL 33071

                                   Schedule I


                                  Ownership of Shares by the Purchasers
                                  Immediately After the Effective Time




                  Thomas E. Atkins                                 200,000

                  Gerald W. Hartman                                200,000

                  John J. Ekstrom and Joanne Ekstrom
                  as Tenants by the Entireties                     200,000